The information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-177967

SUBJECT TO COMPLETION, DATED JANUARY 10, 2013

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated December 19, 2011)

                    Shares

Common Stock

We are offering                 shares of our common stock. Our common stock is listed on the NASDAQ Global Select Market under the symbol “AEGR”. On January 9, 2013, the last reported sale price of our common stock on the NASDAQ Global Select Market was $27.51 per share.

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public Offering Price	$	$
Underwriting Discounts and Commissions	$	$
Proceeds, Before Expenses, to Us	$	$

Delivery of the shares of common stock is expected to be made on or about January     , 2013. We have granted the underwriters an option for a period of 30 days to purchase an additional                 shares of our common stock. If the underwriters exercise their option in full, the total underwriting discounts and commissions payable by us will be $            , and the total proceeds to us, before expenses, will be $            .

Joint Book-Running Managers

Jefferies	J.P. Morgan

Prospectus Supplement dated                 , 2013.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Aegerion is a registered trademark of Aegerion Pharmaceuticals, Inc. in the United States (“U.S.”) and a trademark in other countries. This prospectus supplement also includes other trademarks of Aegerion Pharmaceuticals, Inc. and other persons. Except where the context requires otherwise, in this prospectus supplement “Company,” “Aegerion,” “we,” “us,” “our” and “ours” refer to Aegerion Pharmaceuticals, Inc. and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus relate to the offering of shares of our common stock. Before buying any of shares of common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.” These documents contain important information that you should consider when making your investment decision. This prospectus supplement contains information about the common stock offered hereby and may add, update or change information in the accompanying prospectus.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information that we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus, you should rely on the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary of our business highlights some of the information contained elsewhere in or incorporated by reference into this prospectus supplement. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Documents by Reference” and “Where You Can Find More Information” in this prospectus supplement. You should also carefully consider the matters discussed in the section in this prospectus supplement entitled “Risk Factors” and in the accompanying prospectus and in other periodic reports incorporated by reference herein.

Our Company

We are a biopharmaceutical company dedicated to the development and commercialization of novel, life-altering therapies for patients with debilitating, often fatal, rare diseases. Our initial focus is on therapeutics to treat severe inherited lipid disorders.

JUXTAPID™ (lomitapide) Capsules

JUXTAPID™ (lomitapide) Capsules (“JUXTAPID”), also referred to as lomitapide, is our first drug product. JUXTAPID received marketing approval from the U.S. Food and Drug Administration (“FDA”) on December 21, 2012, as an adjunct to a low-fat diet and other lipid-lowering treatments, including low-density lipoprotein (“LDL”) apheresis where available, to reduce low-density lipoprotein cholesterol (“LDL-C”), total cholesterol (“TC”), apolipoprotein B (“apo B”) and non-high-density lipoprotein cholesterol (“non-HDL-C”) in patients with homozygous familial hypercholesterolemia (“HoFH”). HoFH is a serious, rare genetic disease that impairs the function of the receptor responsible for removing LDL-C (“bad” cholesterol) from the blood. A loss of LDL receptor function results in extreme elevation of blood cholesterol levels. HoFH patients often develop premature and progressive atherosclerosis, a narrowing or blocking of the arteries. The FDA has granted orphan drug status designation for JUXTAPID in the treatment of HoFH.

The safety and effectiveness of JUXTAPID have not been established in patients with hypercholesterolemia who do not have HoFH or in pediatric patients. The effect of JUXTAPID on cardiovascular morbidity and mortality has not been determined. The prescribing information for JUXTAPID contains a boxed warning citing the risk of hepatic toxicity. Because of the risk of liver toxicity, JUXTAPID is available only through a restricted program called the JUXTAPID Risk Evaluation and Mitigation Strategy (“REMS”) Program. We will certify all qualified healthcare providers who prescribe JUXTAPID and the pharmacies that will dispense the medicine. The goals of the REMS program are: to educate prescribers about the risk of hepatotoxicity associated with the use of JUXTAPID and the need to monitor patients during treatment with JUXTAPID as per product labeling; and to restrict access to therapy with JUXTAPID to patients with a clinical or laboratory diagnosis consistent with HoFH.

The FDA based its approval of JUXTAPID on our pivotal Phase 3 study, which evaluated the safety and efficacy of JUXTAPID to reduce LDL-C levels in 29 adult patients with HoFH. In this study, JUXTAPID was initiated at 5 mg daily and gradually escalated to doses of 10 mg, 20 mg, 40 mg, up to 60 mg, based on tolerability and acceptable liver enzymes levels. When added to the existing lipid-lowering therapy of the HoFH patients in the study, JUXTAPID significantly reduced LDL-C from a baseline average of 336 mg/dL to 190 mg/dL (40% reduction) at Week 26 in the intent-to-treat population with last observation carried forward for the patients who discontinued prematurely. LDL-C was reduced by an average of 50 percent for the 23 patients who completed the study through Week 26. After Week 26, during the safety phase of the study, adjustments to concomitant lipid-lowering treatments were allowed. Average reductions in LDL-C were sustained during chronic therapy.

The most common adverse reactions in the Phase 3 trial were gastrointestinal, reported by 27 (93%) of 29 patients. Adverse reactions, which were reported by ≥8 patients (28%) in the HoFH clinical trial, included diarrhea, nausea, vomiting, dyspepsia and abdominal pain. Other common adverse reactions, reported by five to seven (17-24%) patients, included weight loss, abdominal discomfort, abdominal distension, constipation, flatulence, increased alanine aminotransferase (“ALT”), chest pain, influenza, nasopharyngitis, and fatigue. Elevations in liver enzymes and hepatic (liver) fat were also observed. Ten of the 29 patients in the study had at least one elevation in liver enzymes greater than or equal to three times the upper limit of normal (“ULN”), including four patients who experienced liver enzymes greater than or equal to five times the ULN. Liver enzyme elevations were managed through dose reduction or temporary discontinuation of dose. There were no clinically meaningful elevations of total bilirubin, international normalized ratio (“INR”) or alkaline phosphatase, which are other markers of potential harmful effects on the liver. Hepatic fat increased from a baseline of 1% to a median absolute increase of 6% at 26 and 78 weeks.

In the first quarter of 2012, we submitted a Marketing Authorization Application (“MAA”) to the European Medicines Agency (“EMA”) requesting approval to market lomitapide as an adjunct to a low-fat diet and other lipid-lowering therapies, with or without apheresis, to reduce LDL-C, TC, apo B and triglycerides (“TG”) in adults with HoFH. In March 2012, the EMA accepted the MAA for review with a review start date of March 21, 2012.

During the fourth quarter of 2012, we initiated enrollment of patients into a Phase 1 study of the pharmacokinetic and pharmacodynamic properties of JUXTAPID in Japanese patients. Depending on the outcome of this study, we plan to conduct a therapeutic bridging study of JUXTAPID in Japanese HoFH patients in support of a planned filing for marketing authorization in Japan.

The FDA has established a post-marketing requirement for us to conduct a juvenile toxicology study in rodents. The study will seek to ascertain the impact, if any, of JUXTAPID on growth and development prior to initiating a clinical study of JUXTAPID in pediatric and adolescent patients. Following the completion of the nonclinical study, we expect to begin a clinical trial in pediatric and adolescent patients.

We expect that our near-term efforts will be focused on launching lomitapide as a treatment for HoFH in the U.S., under the brand name JUXTAPID, and any other countries in which we receive marketing approval; gaining regulatory approval of lomitapide for adult patients with HoFH in the European Union (“E.U.”) and other international markets; supporting and facilitating named patient sales of JUXTAPID in countries where such sales can occur as a result of the FDA approval of JUXTAPID; clinical development activities to support a potential marketing authorization application for lomitapide in HoFH in Japan; and activities in support of our planned clinical study of lomitapide in pediatric and adolescent HoFH patients.

We anticipate launching JUXTAPID in the U.S. in late January 2013. We estimate that there may be as many as 3,000 patients with a phenotyope characteristic of HoFH in the U.S. and an aggregate of 3,000 such patients in the major market countries of the E.U. Our estimate suggests a possible higher prevalence of HoFH than previously reported. Actual market size will depend on how physicians use the product clinically, and the final label for the product in the E.U. If we are able to obtain regulatory approval for JUXTAPID in the E.U. and other major markets and actual patient numbers are consistent with our estimates, then, based on the price at which we anticipate offering JUXTAPID, our anticipated rate of market penetration and other factors, we believe that we may achieve greater than $500 million in global annual sales of JUXTAPID in the future. We cannot assure you that we will meet sales expectations for JUXTAPID.

If, in the future, we elect to develop lomitapide for broader patient populations, such as for those patients with heterozygous familial hypercholesterolemia (“HeFH”) who have severely elevated LDL-C levels despite current therapies, we would plan to do so selectively either on our own or by establishing alliances with one or more pharmaceutical company collaborators, depending on, among other factors, the applicable indications, the related development costs and our available resources. In addition, in the long-term, after we achieve our goals with respect to the launch of lomitapide in the U.S. and the E.U., if approved, we plan to evaluate opportunities to leverage our infrastructure and expertise by acquiring rights to other product candidates targeted at life-threatening or substantially debilitating rare diseases. To date, we have not generated revenue from the sale of any product. In the near-term, our ability to generate revenues is entirely dependent upon sales of JUXTAPID in the U.S. and in countries where JUXTAPID is available for sale on a named patient basis as a result of the approval of JUXTAPID in the U.S. As of September 30, 2012, we had an accumulated deficit of approximately $170.9 million.

Corporate Information

We were founded in 2005 as a Delaware corporation. Our principal executive offices are located at 101 Main Street, Suite 1850, Cambridge, Massachusetts 02142, and our telephone number is (617) 500-7867. Our website address is www.aegerion.com. The information on our website, or that can be accessed through our website, is not part of this prospectus supplement or the accompanying prospectus. We have included our website address as an inactive textual reference only.

THE OFFERING

Common stock offered by us	shares

Common stock to be outstanding

immediately after this offering	shares

Underwriters’ Option	We have granted the underwriters an option to purchase up to additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of Proceeds	We currently intend to use the net proceeds of this offering to fund activities directed at commercial launch of JUXTAPID in the U.S.; pursuing approval of our MAA submission with the EMA for lomitapide, and, if it is approved, commercial activities in the E.U.; expansion of operations in certain countries to pursue regulatory approval of lomitapide and to conduct sales on a named-patient-sales basis, where permitted; advancement of the clinical development of lomitapide; and business development activities; with any remainder to fund working capital, capital expenditures and for other general corporate purposes. See “Use of Proceeds.”

Risk Factors	An investment in our common stock involves a high degree of risk. See the information contained in or incorporated by reference under “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

NASDAQ Global Select Market Symbol	Our common stock is listed on the NASDAQ Global Select Market under the symbol “AEGR.”

The total number of shares of common stock to be outstanding immediately after this offering assumes no exercise of the underwriters’ option and is based on 25,468,619 shares of common stock outstanding as of September 30, 2012, which does not include the following:

■	4,332,769 shares issuable upon the exercise of stock options outstanding as of September 30, 2012 with a weighted-average exercise price of $12.24 per share;

■	710,862 shares available for future issuance under our 2010 Stock Option and Incentive Plan (the “2010 Plan”) as of September 30, 2012;

■	1,000,000 shares available for future issuance under our inducement new hire stock option award plan approved by our Compensation Committee on October 22, 2012;

■

1,019,590 shares available for future issuance under the 2010 Plan, which were added to the aggregate number of shares reserved for future issuance under the plan under the annual automatic share increase provision of the plan; and

■	56,905 shares of restricted common stock subject to vesting as of September 30, 2012.

Unless otherwise stated, all information in this prospectus supplement:

■	assumes no exercise of outstanding options or warrants to purchase common stock and no issuance of shares available for future issuance under our equity compensation plans;

■	assumes no exercise of the underwriters’ option; and

■	reflects all currency in U.S. Dollars.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. In many cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate,” “predict,” “intend,” “potential” or “continue” or the negative of these terms or other words of similar import, although some forward-looking statements are expressed differently. All statements other than statements of historical fact included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein regarding our financial position, business strategy, projections and plans or objectives for future operations are forward-looking statements.

Examples of forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include our statements regarding: the availability of JUXTAPID and launch of JUXTAPID in the U.S.; the potential for JUXTAPID as a treatment for HoFH; forecasts as to the number of patients on therapy and global revenues expected in 2013; forecasts as to the net revenue run rate, expected achievement of cash-flow break-even operations 18 months after E.U. approval, if obtained; the expected global annual sales for JUXTAPID; the possibility of named patient sales outside the U.S.; the potential for and possible timing of approval of JUXTAPID in the E.U. and other international markets; plans for further clinical development of JUXTAPID; our expectations regarding a possible future filing for approval in Japan; our plans for commercial marketing, sales, manufacturing and distribution; our expectations with respect to reimbursement of JUXTAPID in the U.S.; our expectations with respect to the impact of competition on our future operations and results; our beliefs with respect to our intellectual property portfolio and the extent to which it protects us; and our forecasts regarding the timing of any future need for additional capital to fund operations. We cannot guarantee the accuracy of forward-looking statements, and you should be aware that results and events could differ materially and adversely from those described in the forward-looking statements due to a number of factors, including those described in our filings with the Securities and Exchange Commission (“SEC”).

In particular, you should also consider carefully the statements set forth in the section entitled “Risk Factors” in this prospectus supplement, as may be updated by any other document that we subsequently file with the SEC and that is incorporated by reference into this prospectus supplement, which address various factors that could cause results or events to differ from those described in the forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements. We have no plans to update these forward-looking statements.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully review the risks and uncertainties described below, as updated by any other document that we subsequently file with the SEC and that are incorporated by reference into this prospectus supplement. The risks described in these documents are not the only ones we face, but those that we currently consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Please also read carefully the section above entitled “Special Note Regarding Forward-Looking Statements.”

Our business currently depends entirely on the success of JUXTAPID. We may not be able to successfully commercialize JUXTAPID, to meet expectations with respect to sales of JUXTAPID and revenues from such sales or to attain profitability or positive cash flow from operations in the time periods we anticipate, or at all.

Our business currently depends entirely on the successful development and commercialization of our first product, JUXTAPID. In December 2012, the FDA approved JUXTAPID in the U.S. as an adjunct to a low-fat diet and other lipid-lowering treatments, including LDL apheresis where available, to reduce LDL-C, TC, apo B and non-HDL-C in patients with HoFH. We anticipate launching JUXTAPID in the U.S. in late January 2013. We have submitted an MAA for approval to market JUXTAPID in the E.U. for a similar indication. We also expect to file for marketing approval in certain other countries where in light of the potential size of the market and other relevant commercial and regulatory factors it makes business sense to do so. We have not yet generated any revenue from the sale of JUXTAPID. Our ability to meet expectations with respect to sales of JUXTAPID and revenues from such sales, and to attain profitability and positive cash flow from operations, in the time periods we anticipate, or at all, will depend on a number of factors, including the following:

■

our ability to successfully complete processing and packaging of the first batch of our finished 5 mg, 10 mg and 20 mg strengths of drug product in order to have JUXTAPID available for commercial launch when we anticipate, and to complete drug product validation with respect to each of the strengths of product on a timely basis;

■	our ability to gain market acceptance of JUXTAPID;

■

the degree to which physicians and patients determine that the safety and side effect profile of JUXTAPID are manageable, and that the benefits of JUXTAPID in reducing LDL-C levels outweigh the risks, including those risks set forth in the boxed warning for JUXTAPID, which cites the risk of liver toxicity;

■	the prevalence of HoFH being significantly higher than the historically reported rate of one person in one million, and more consistent with management’s estimates;

■	a safety and side effect profile for JUXTAPID in commercial use that is not less manageable than that seen in our pivotal trial;

■	the degree to which patients comply with the dosing and dietary restrictions for JUXTAPID contained in the product label;

■	the fact that JUXTAPID is to be used as a chronic therapy and the long-term ability of patients who use JUXTAPID as a chronic therapy to tolerate the drug and stay on medication;

■

the willingness of insurance companies, managed care organizations and other companies or government entities that provide reimbursement for medical costs to provide reimbursement for JUXTAPID at the prices at which we currently anticipate offering JUXTAPID without requiring genotyping or imposing any additional major hurdles to access JUXTAPID;

■	the degree to which physicians are willing to be certified under our JUXTAPID REMS program, and to comply with the requirements of the REMS in prescribing JUXTAPID;

■

the level of acceptance by physicians of the efficacy data from our pivotal trial, which is based on the surrogate endpoints of LDL-C lowering, and which was not designed to show clinical outcome data as to the effect of the LDL-C lowering on cardiac outcomes in HoFH patients;

■

our ability to be able to sell JUXTAPID on a named patient sales basis or through an equivalent mechanism in certain countries where such sales are permitted based on U.S. approval, and where such activities are commercially attractive;

■

our ability to gain approval of JUXTAPID outside the U.S. without restrictions that are substantially more onerous or manufacturing specifications that are more difficult to consistently achieve than those imposed in the U.S.;

■	our ability to successfully gain approval of JUXTAPID in pediatric and adolescent patients, and to generate revenues from sales in the pediatric and adolescent indications;

■	our ability to obtain patent term extension on our composition of matter patent, and other forms of data and marketing exclusivity in the U.S. and in key markets outside the U.S.; and

■	our ability to execute successfully on our commercial launch plan and other key activities, and the level of cost required to conduct such activities.

We must complete processing and packaging of the first batch of finished drug product in order to have JUXTAPID available for commercial launch at the end of January 2013, and to complete validation with respect to all three strengths of product on a timely basis.

Validation of the manufacturing process for JUXTAPID drug substance has been completed. We are in the process of validating the manufacturing process for JUXTAPID drug product. With respect to JUXTAPID drug product, the FDA has permitted us to conduct concurrent validation of each strength of our JUXTAPID drug product which allows for the concurrent release and commercial distribution of each successful validation batch once completed. We expect to complete processing and packaging of the first batch of the first strength of JUXTAPID by mid-January 2013, with the goal of having product available for distribution at the time of launch in late January. If the first batch of our finished drug product fails to meet specifications or to have been manufactured in accordance with current Good Manufacturing Practices (“cGMP”), we will be delayed in having material available for commercial launch. Even if we are successful in completion of processing of our first batch of drug product, if we are unable to reproducibly, in three consecutive batches, meet the specifications for drug product contained in the new drug application (“NDA”) for JUXTAPID that was approved by the FDA, we may have to manufacture additional validation batches of drug product which may, depending on the timing of such events if they were to occur, result in a delay in having product available for commercial distribution, and we may incur significant additional costs in connection with such activities. Any delay or technical hurdle in our validation work may impact the availability of product, and may result in additional expense.

We may not be able to gain market acceptance for JUXTAPID.

The commercial success of JUXTAPID will depend upon the acceptance of the product by the medical community, including physicians, patients and healthcare payers.

Some physicians and patients may determine that the benefits of JUXTAPID in reducing LDL-C levels do not outweigh the risks, including those risks set forth in the boxed warning for JUXTAPID. The boxed warning for JUXTAPID warns physicians that JUXTAPID can cause hepatotoxicity as manifested by elevations in transaminases and increases in hepatic fat, and that physicians are recommended to measure ALT, aspartate aminotransferase (“AST”), alkaline phosphatase, and total bilirubin before initiating treatment and then ALT and AST regularly during treatment.

Because of the risk of liver toxicity, JUXTAPID is available only through the REMS program. We will certify all qualified healthcare providers who prescribe JUXTAPID and the pharmacies that will dispense the medicine. The goals of the REMS program are:

■	to educate prescribers about the risk of hepatotoxicity associated with the use of JUXTAPID and the need to monitor patients during treatment with JUXTAPID as per product labeling; and

■	to restrict access to therapy with JUXTAPID to patients with a clinical or laboratory diagnosis consistent with HoFH.

During the first year of treatment, the physician must conduct a liver-related test prior to each increase in dose or monthly, whichever occurs first. After the first year, physicians are required to perform these tests every three months and before increases in dose.

Physicians may be hesitant to prescribe JUXTAPID, and patients may be hesitant to take JUXTAPID, because of the boxed warning, the requirements for liver testing or the existence of the REMS program. There are also a number of additional contraindications and warnings in the prescribing information that could limit the market acceptance of JUXTAPID. For example, gastrointestinal (“GI”) adverse reactions are common with JUXTAPID, occurring in 27 out of 29 patients in our pivotal trial. We expect that GI events may lead to treatment discontinuation in some patients. To reduce the risk of GI adverse reactions, patients should adhere to a low-fat diet supplying less than 20% of calories from fat and the dosage of JUXTAPID should be increased gradually. Patients on JUXTAPID are also advised not to consume more than one alcoholic drink per day. These requirements may make it more difficult for a patient to decide to begin therapy or to stay on therapy.

The degree of market acceptance of JUXTAPID will also depend on a number of other factors, including:

■	physicians’ views as to the scope of the approved indication and limitations on use and warnings and precautions contained in JUXTAPID’s approved labeling;

■	the availability, efficacy and safety of competitive therapies;

■	pricing and the perception of physicians and payers as to cost effectiveness;

■	the existence of sufficient third-party coverage or reimbursement; and

■	the effectiveness of our sales, marketing and distribution strategies.

If we are not able to achieve a high degree of market acceptance of JUXTAPID in the treatment of HoFH, we may not be able to achieve our revenue goals or other financial goals or to achieve profitability or cash-flow break-even in the time periods we expect, or at all.

The number of patients suffering from HoFH is small, and has not been established with precision. We believe that the patient population is significantly larger than the reported prevalence indicates, but our assumptions and estimates may be wrong. If the actual number of patients is smaller than we estimate or if any approval outside the U.S. is based on a narrower definition of these patient populations, our revenue and ability to achieve profitability and cash-flow break-even will be adversely affected, possibly materially.

There is no patient registry or other method of establishing with precision the actual number of patients with HoFH in any geography. Medical literature has historically reported the prevalence rate of genotypic HoFH as one person in a million. However, we believe that the prevalence rate of HoFH is higher. The historically reported definition of HoFH used a narrow genotypic definition of HoFH. At the time the rate was first reported, many of the genetic mutations leading to defects in LDL-receptor function were not characterized, and some mutations remain uncharacterized even today. In addition, many physicians use a broader definition of HoFH that includes patients diagnosed through phenotypic criteria. In 2010, we commissioned an independent consultant in the healthcare industry to prepare a commercial assessment of the HoFH market for us. In its report, this consultant estimated that the total number of patients likely to seek treatment with symptoms, signs or laboratory findings consistent with HoFH in each of the U.S. and the E.U. is approximately 3,000 patients. This consultant’s estimates, however, included a segment of severe HeFH patients whose levels of LDL-C are not controlled by current therapies. These patients may be phenotypically indistinct from HoFH patients. JUXTAPID is indicated solely for HoFH. Our prescribing information specifies that the safety and effectiveness of JUXTAPID have not been established in patients with hypercholesterolemia who do not have HoFH. We are not permitted to promote JUXTAPID for any indication other than HoFH. In addition, as part of the prescriber authorization form under our REMS program in the U.S., the prescriber must affirm that the patient has a clinical or laboratory diagnosis consistent with HoFH. We do not know how many patients will be determined to have a clinical or laboratory diagnosis consistent with HoFH, and there is no generally accepted and referenced definition of HoFH matching these criteria. However, rare diseases are often found to have a higher than expected prevalence rate once the first product available to treat the disease is introduced. We expect this may also be true for HoFH. As a result, we believe that, even if we exclude the patients who have a clinical phenotype consistent with HoFH, but as to whom the prescriber cannot conclude and affirm that the patient has a clinical or laboratory diagnosis consistent with HoFH, there still may be as many as 3,000 HoFH patients in the U.S. based on our belief that the base prevalence rate may be higher than our consultant estimated. There is no guarantee that our assumptions and beliefs are correct. The number of patients with HoFH could actually be significantly lower than we expect, and could be closer to the historically reported rates than to our estimate of 3,000 patients. Ultimately the actual size of the total addressable market in the U.S. will be determined only after we have substantial commercial history selling JUXTAPID and we are able to assess how it is being used clinically. We believe that the prevalence rate in the E.U. is likely to be consistent with the prevalence rate in the U.S. However, the total addressable HoFH market in the E.U. will depend ultimately on whether the EMA requires a genetic diagnosis or imposes other narrow diagnosis criteria. If the total addressable market in the U.S. and the E.U. is lower than we expect, then it may be more difficult for us to generate revenues and to achieve or maintain profitability.

We have studied JUXTAPID initially for the treatment of patients with HoFH who are 18 years of age or older. The label for JUXTAPID in the U.S. specifies that the safety and effectiveness of JUXTAPID have not been established in pediatric patients. We have a post-marketing commitment to the FDA to conduct a juvenile toxicology study in rodents prior to initiating a clinical study of JUXTAPID in pediatric and adolescent patients. The juvenile animal toxicology study will seek to ascertain the impact, if any, of JUXTAPID on growth and development. If the results of the juvenile animal toxicology study support proceeding forward, we plan to conduct a clinical trial of JUXTAPID for the treatment of pediatric and adolescent HoFH patients. There is no guarantee that the results of the juvenile animal toxicology study will justify proceeding to a study of JUXTAPID in pediatric and adolescent patients. Even if we conduct a study in pediatric and adolescent patients, we may not be able to show, to the satisfaction of the FDA or EMA or regulatory authorities in other countries, that JUXTAPID is safe and effective in pediatric and adolescent patients, and we may never receive approval for this indication. Additionally, while the Paediatric Committee of the EMA (“PDCO”) previously issued a positive opinion on our Pediatric Investigation Plan for JUXTAPID, the PDCO opinion requires that, prior to initiation of a pediatric study, the data on JUXTAPID generated in the adult HoFH population must be evaluated by the Committee for Medicinal Products for Human Use (“CHMP”) of the EMA, and a positive conclusion on the benefit/risk balance and therapeutic benefit must be found, at which point the pediatric study will be reevaluated by PDCO and it may determine that the pediatric study should not proceed in the E.U. The lack of approval to market JUXTAPID for the pediatric and adolescent HoFH population will limit our product revenue potential, and may make it more difficult for us to achieve or maintain profitability.

We do not have regulatory approval for commercial distribution of JUXTAPID outside the U.S.

We are not permitted to market or sell JUXTAPID in the E.U. or in any other countries outside the U.S. on a commercial basis until we receive the requisite approval from such countries. In order to market any product outside of the U.S., we must establish and comply with numerous and varying regulatory requirements of other countries regarding safety and efficacy and governing, among other things, clinical trials, pricing and distribution of the product. Approval procedures vary among countries, and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries might differ from that required to obtain FDA approval. In particular, in many countries outside the U.S., it is required that a product receives pricing and reimbursement approval before the product can be commercialized. This can result in substantial delays in such countries, and the price that is ultimately approved may be lower than the price for which we expect to offer JUXTAPID.

Marketing approval in one country does not ensure marketing approval in another, but a failure or delay in obtaining marketing approval in one country may have a negative effect on the regulatory or marketing approval process in others. Failure to obtain marketing approval in other countries or any delay or setback in obtaining such approval would impair our ability to develop foreign markets for JUXTAPID. Similarly, any significant differences between the requirements imposed by the FDA and the EMA with respect to regulatory approval of JUXTAPID might delay approval or launch in the E.U. Any such differences may reduce our target market and delay or limit the full commercial potential of JUXTAPID. Many countries are undertaking cost-containment measures that could affect pricing or reimbursement of JUXTAPID.

Obtaining approval of an MAA or any other filing for approval in a foreign country is an extensive, lengthy, expensive and uncertain process, and the regulatory authority may reject a filing or delay, limit or deny approval of JUXTAPID for many reasons, including:

■	we may not be able to demonstrate to the satisfaction of regulatory authorities outside the U.S. that JUXTAPID is safe and effective for any indication;

■	the results of clinical trials may not meet the level of statistical significance or clinical significance required by regulatory authorities outside the U.S. for approval;

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regulatory authorities outside the U.S. may disagree with the number, design, size, conduct or implementation of our clinical trials, including the use of LDL-C lowering as a surrogate endpoint without any data on clinical outcomes;

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regulatory authorities may not find the data from preclinical studies and clinical trials sufficient to demonstrate that JUXTAPID’s clinical and other benefits outweigh its safety risks; or such regulatory authorities may disagree with our interpretation of data from preclinical studies or clinical trials and require that we conduct one or more additional trials;

■	regulatory authorities outside the U.S. may not accept data generated at our clinical trial sites;

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regulatory authorities outside the U.S. may require additional preclinical or clinical studies or other data prior to granting approval, and we may not be able to generate the required data on a timely basis, or at all;

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regulatory authorities outside the U.S. may impose limitations on the approved labeling of JUXTAPID, such as requiring a genetic diagnosis or otherwise narrowing the diagnosis criteria for HoFH thus limiting intended users or providing an additional hurdle for market acceptance of the product;

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regulatory authorities outside the U.S. may require a more onerous risk mitigation and management plan than the REMS program we have in place in the U.S., as a condition of approval, may not approve JUXTAPID because the regulator’s legal mandate does not permit them to impose a REMS-like program or may otherwise disagree with our proposals to address risk mitigation and management;

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regulatory authorities outside the U.S. may identify deficiencies in the manufacturing processes or in the facilities of our third-party contract manufacturers, or may require us to manufacture additional registration batches or change our manufacturing process or specifications;

■	we may not be able to validate our manufacturing process to the satisfaction of regulatory authorities outside the U.S.; or

■	regulatory authorities outside the U.S. may change approval policies or adopt new regulations.

It is possible that the EMA or other regulatory authorities outside the U.S. may not consider the data from our pivotal Phase 3 clinical trial of JUXTAPID in patients with HoFH to be sufficient for approval of JUXTAPID for this indication, or may not consider LDL-C lowering alone sufficient for approval without demonstrating a beneficial effect on a clinical outcome. It is possible that the EMA or other regulatory authorities outside the U.S. may not agree with our assessment that certain changes made to JUXTAPID’s physical parameters and specifications as compared to the material used in the pivotal trial are not clinically meaningful. If the EMA or other regulatory authorities require additional studies or trials or changes to specifications, we would incur increased costs and delays in the marketing approval process. For example, Japanese regulatory authorities have required us to conduct two studies prior to our submission of an application for marketing authorization for JUXTAPID in Japan: a Phase 1 bridging study of the pharmacokinetic and pharmacodynamic (“PK/PD”) properties of JUXTAPID in Japanese and Caucasian patients, and, following the outcome of that PK/PD study, a small therapeutic study of JUXTAPID in Japanese HoFH patients. The results of the PK/PD study may show that there are differences in the pharmacokinetic or pharmacodynamic effects of JUXTAPID in Japanese and Caucasian patients which may cause us to have to develop a new dose strength for Japanese patients and/or to change the dosing schedule. Any additional work to refine dosing for Japanese patients as a result of the PK/PD study would likely delay the start of the small clinical study in HoFH patients in Japan. There is no assurance that we will be successful in our efforts to generate the data we need to submit a marketing authorization application in Japan or to achieve regulatory approval in Japan on a reasonable timeline, or at all.

In certain countries where permitted based on U.S. approval of JUXTAPID, we plan to make JUXTAPID available on a named patient sales basis. There is no assurance that this mechanism will be available in any particular country, or that we will pursue such activity even if permitted to do so in a particular country. Even if named patient sales or their equivalent sales are permitted in a certain country and we elect to make JUXTAPID available on such basis in such country, there is no guarantee that the country will pay for the product or that we will generate sales or substantial revenue from such sales, if any. There may also be countries where we choose to make JUXTAPID available at no cost prior to approval in such country.

As a result of the side effects observed in the Phase 3 clinical study and other clinical and preclinical studies of JUXTAPID, the prescribing information for JUXTAPID in the U.S. contains a boxed warning, significant limitations on use and other important warning and precautions, and the distribution of JUXTAPID is subject to a REMS program as a result of concerns over liver toxicity. JUXTAPID may continue to cause such side effects or have other properties that could delay or prevent its marketing approval in territories outside the U.S. or result in adverse limitations in any approved labeling in the U.S. or in such other territories.

JUXTAPID contains a boxed warning in the U.S. citing the risk of liver toxicity. JUXTAPID can cause elevations in transaminases. In our pivotal trial, 10 of the 29 patients (34%) treated with JUXTAPID had at least one elevation in ALT or AST ≥3x ULN. There were no concomitant clinically meaningful elevations of total bilirubin, INR, or alkaline phosphatase. JUXTAPID also has been shown to increase hepatic fat, with or without concomitant increases in transaminases. The median absolute increase in hepatic fat during the pivotal trial was 6% after both 26 and 78 weeks of treatment, from 1% at baseline, measured by magnetic resonance spectroscopy. Hepatic steatosis associated with JUXTAPID treatment may be a risk factor for progressive liver disease, including steatohepatitis and cirrhosis.

The most common adverse reactions in our pivotal trial of JUXTAPID were gastrointestinal, reported by 27 of 29 patients (93%). Adverse reactions reported by ≥8 patients (28%) in the HoFH clinical trial included diarrhea, nausea, vomiting, dyspepsia and abdominal pain. Other common adverse reactions, reported by five to seven (17-24%) patients, included weight loss, abdominal discomfort, abdominal distension, constipation, flatulence, increased ALT, chest pain, influenza, nasopharyngitis and fatigue.

In a two-year dietary carcinogenicity study of JUXTAPID in mice, statistically significant increased incidences of tumors in the small intestine and liver were observed. The relationship of these findings in mice is uncertain with regard to human safety for a number of reasons, including the fact that they did not occur in a dose-related manner, and liver tumors are common spontaneous findings in the strain of mice used in this study. In a two-year oral carcinogenicity study of JUXTAPID in rats, there were no statistically significant increases in the incidences of any tumors, but there can be no assurance that long-term usage of JUXTAPID in humans will not be determined to cause an increase in tumors.

As part of our post-marketing commitment to the FDA, we will conduct an observational cohort study to generate more data on the long-term safety profile of JUXTAPID, the patterns of use and compliance and the long-term effectiveness of controlling LDL-C levels. The patient registry study will have a target enrollment of 300 HoFH patients worldwide. In the study, investigators will follow each patient for a period of 10 years to track malignancies, teratogenicity and hepatic effects.

As part of our observational cohort study or in the conduct of additional clinical studies or in post-marketing surveillance, we or others may identify additional safety information on known side effects or new undesirable side effects caused by JUXTAPID, and, in that event, a number of potentially significant negative consequences could result, including:

■	regulatory authorities may suspend or withdraw their approval of JUXTAPID;

■	regulatory authorities may require the addition of labeling statements, such as warnings or contraindications or distribution and use restrictions;

■	regulatory authorities may require us to issue specific communications to healthcare professionals, such as “Dear Doctor” letters;

■	regulatory authorities may issue negative publicity regarding JUXTAPID, including safety communications;

■	we may be required to change the way JUXTAPID is administered, conduct additional preclinical studies or clinical trials or restrict the distribution or use of JUXTAPID;

■	we could be sued and held liable for harm caused to patients;

■	the regulatory authorities may amend the REMS; and

■	our reputation may suffer.

As part of the development of the commercial manufacturing process, we tightened specifications for drug substance such that the commercial drug substance differs from the material used in our Phase 3 trial in certain physical parameters and specifications that we do not believe are clinically meaningful. While we do not expect the changes to have any efficacy or safety consequences, there is the risk that we may see unexpected differences in the type or severity of side effects with the commercial product.

Any known safety concerns for JUXTAPID or any unknown safety issues that may develop could prevent us from achieving or maintaining market acceptance of JUXTAPID and our financial goals, and could adversely affect our ability to obtain approval of JUXTAPID outside the U.S.

We currently depend on a single third-party manufacturer to produce our JUXTAPID drug substance and a different third-party manufacturer to produce our drug product. This may increase the risk that we will not have sufficient quantities of JUXTAPID or such quantities at an acceptable cost, which could delay, prevent or impair our clinical development and commercialization of JUXTAPID.

We currently have no manufacturing facilities and limited personnel with manufacturing experience. We rely on a contract manufacturer to produce drug substance for JUXTAPID and another contract manufacturer for drug product for our clinical trials and for commercial supplies. We have entered into a long-term commercial supply agreement for JUXTAPID drug substance and drug product. We do not have any agreements or arrangements in place for redundant supply or a second source for JUXTAPID drug substance or drug product. Any performance failure on the part of our existing or future manufacturers could delay further clinical development or marketing approval of JUXTAPID in countries and territories outside the U.S. or commercialization of JUXTAPID in the U.S. If for some reason either of our current contract manufacturers cannot perform as agreed, we may be required to replace that manufacturer. Although we believe there are a number of potential replacements that could manufacture the clinical and commercial supply of JUXTAPID drug substance or drug product, we may incur added costs and delays in identifying and qualifying any such replacements. Furthermore, although we generally do not begin a clinical trial unless we have a sufficient supply of a product candidate for the trial, any significant delay in the supply of a product candidate for an ongoing trial due to the need to replace a third-party manufacturer could delay completion of the trial.

We have not previously manufactured commercial supplies of JUXTAPID and will rely on our contract manufacturers to utilize processes that consistently produce drug substance and drug product to their required specifications, including those imposed by the FDA and other regulatory authorities. There can be no assurance that our contractors will consistently be able to produce commercial supplies meeting the same standards, including with respect to the stability of the drug substance or drug product, as our pre-commercial supplies of drug substance or drug product.

If we are unable to arrange for third-party manufacturing, or are unable to do so on commercially reasonable terms, we may not be able to successfully market JUXTAPID or complete development of JUXTAPID. Reliance on third-party manufacturers entails risks to which we would not be subject if we manufactured JUXTAPID ourselves, including:

■	reliance on the third party for regulatory compliance and quality assurance;

■	the possibility of breach of the manufacturing agreement by the third party because of factors beyond our control; and

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the possibility of termination or nonrenewal of the agreement by the third party (including merger and acquisition activity, bankruptcy filing, and strategic shifts), based on its own business priorities, at a time that is costly or damaging to us.

In addition, the FDA and other regulatory authorities require that product candidates and drug products be manufactured according to cGMP. Any failure by our third-party manufacturers to comply with cGMP could lead to a shortage of JUXTAPID. In addition, such failure could be the basis for action by the FDA or EMA to withdraw approvals previously granted to us and for other regulatory action, including seizure, injunction or other civil or criminal penalties.

JUXTAPID and any other product candidate that we develop may compete with other products and product candidates for access to manufacturing facilities. There are a limited number of manufacturers that operate under cGMP regulations and that are both capable of manufacturing for us and willing to do so. If we need to find another source of drug substance or drug product for JUXTAPID, we may not be able to identify, or reach agreement with, commercial-scale manufacturers on commercially reasonably terms, or at all. If we are unable to do so, we will need to develop our own commercial-scale manufacturing capabilities, which would: impact commercialization of JUXTAPID in the U.S. and other territories and countries where it may be approved; require a capital investment by us that could be quite costly; and increase our operating expenses.

If our existing third-party manufacturers, or the third parties that we engage in the future to manufacture a product for commercial sale or for our clinical trials, should cease to continue to do so for any reason, we likely would experience significant delays in obtaining sufficient quantities of product for us to meet commercial demand or to advance our clinical trials while we identify and qualify replacement suppliers. If for any reason we are unable to obtain adequate supplies of JUXTAPID or any other product candidate that we develop, or the drug substances used to manufacture it, it will be more difficult for us to compete effectively, generate revenue, and further develop our products. In addition, if we are unable to assure a sufficient quantity of the drug for patients with rare diseases or conditions, we may lose any orphan drug exclusivity to which the product otherwise would be entitled.

Our market is subject to intense competition. If we are unable to compete effectively, JUXTAPID or any other product candidate that we develop may be rendered noncompetitive or obsolete.

Our industry is highly competitive and subject to rapid and significant technological change. Our potential competitors include large pharmaceutical and biotechnology companies, specialty pharmaceutical and generic drug companies, academic institutions, government agencies and research institutions. All of these competitors currently engage in, have engaged in or may engage in the future in the development, manufacturing, marketing and commercialization of new pharmaceuticals, some of which may compete with JUXTAPID or other product candidates. Smaller or early stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Key competitive factors affecting the commercial success of JUXTAPID and any other product candidates that we develop are likely to be efficacy, safety and tolerability profile, reliability, convenience of dosing, price and reimbursement.

The market for lipid lowering therapeutics is large and competitive with many applicable drug classes. However, JUXTAPID will be focused, at least initially, on HoFH, a niche orphan market where JUXTAPID will be positioned for use in combination with existing approved therapies, such as statins, to provide incremental efficacy in this currently underserved patient population. We believe that JUXTAPID will face distinct competition for the treatment of HoFH. Although there are no other MTP-I compounds currently approved by the FDA for the treatment of hyperlipidemia, we are aware of other MTP-I compounds in early stage clinical trials, and of other pharmaceutical companies that are developing the following product candidates that may compete with JUXTAPID in the treatment of HoFH:

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KynamroTM (mipomersen sodium) (“Kynamro”) — Isis Pharmaceuticals, Inc. (“Isis”) and its collaboration partner, Genzyme Corporation (“Genzyme”) now part of Sanofi-Aventis (“Sanofi”) are developing an antisense apolipoprotein B-100 inhibitor, Kynamro, as a weekly subcutaneous injection for lowering high cholesterol, LDL-C and apo B. Isis and Genzyme have completed four Phase 3 clinical trials for this product candidate. Genzyme submitted an MAA to the EMA in July 2011 seeking approval of Kynamro for the treatment of HoFH and severe HeFH in the E.U. In December 2012, the CHMP of the EMA recommended that Kynamro not be approved for use in Europe. Genzyme submitted an NDA to the FDA in March 2012 seeking approval for Kynamro for the treatment of HoFH in the U.S. In October 2012, the Endocrinologic and Metabolic Drugs Advisory Committee reviewed the NDA for Kynamro and voted 9-6 that Genzyme had provided sufficient safety and efficacy data to support the marketing of Kynamro for the treatment of patients with HoFH and the Prescription Drug User Fee Act date for the FDA’s final decision is January 29, 2013.

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PCSK9 Defects — Several companies, including Regeneron Pharmaceuticals, Inc. (“Regeneron”), in collaboration with Sanofi, Roche Holding AG, Amgen Inc. (“Amgen”) and Alnylam Pharmaceuticals, Inc., are developing molecules that attempt to mimic the impact observed in patients with defects in their PCSK9 gene. Such patients have lower LDL-C levels and an observed reduction in cardiovascular events, and some believe that medicines that duplicate this behavior may effectively reduce LDL-C levels with a similar benefit. In 2011, Regeneron and Sanofi announced positive results from Phase 2 clinical trials of its anti-PCSK9 antibody in patients with HeFH and primary hypercholesterolemia. In July 2012, Regeneron and Sanofi announced commencement of patient enrollment for a 22,000 patient Phase 3 clinical program to evaluate its anti-PCSK9 antibody in several patient populations, including those with HeFH and primary hypercholesterolemia. Amgen is also conducting a clinical trial of its anti-PCSK9 antibody in multiple patient populations, including HoFH patients. We expect that some HoFH patients who might otherwise be candidates for treatment with JUXTAPID will be committed to clinical studies of anti-PCSK9 antibodies. Given the rarity of HoFH, this may make it more difficult for us to generate revenues and achieve profitability. Regeneron and Sanofi have indicated that their PCSK-9 product could receive approval as early as 2015.

If Genzyme and Isis obtain marketing approval of Kynamro for the treatment of patients with HoFH in the U.S., JUXTAPID would compete in the same market with Kynamro. If Isis and Genzyme obtain marketing approval of Kynamro for the treatment of patients with HoFH in any country prior to us, they could obtain a competitive advantage associated with being the first to market. In connection with obtaining marketing approval for Kynamro, Isis and Genzyme will also obtain orphan drug exclusivity for Kynamro, but we do not believe that orphan drug exclusivity for Kynamro would have an adverse effect on our ability to market JUXTAPID, as Kynamro and JUXTAPID are different drugs under FDA rules, and any exclusivity applicable to either drug will not apply to the other drug. Thus, because Kynamro is a different drug than JUXTAPID, we can maintain orphan drug exclusivity for JUXTAPID even if Isis and Genzyme have already obtained orphan drug exclusivity for Kynamro. Similarly, Isis and Genzyme could obtain both approval and orphan drug exclusivity for Kynamro even if we have already obtained orphan drug exclusivity for JUXTAPID.

Many of our potential competitors have substantially greater financial, technical and human resources than we do, and significantly greater experience in the discovery and development of drug candidates, obtaining FDA and other regulatory approvals of products and the commercialization of those products. Accordingly, our competitors may be more successful than we may be in obtaining FDA and other marketing approvals for drugs and achieving widespread market acceptance. Our competitors’ drugs may be more effective, or more effectively marketed and sold, than any drug we may commercialize, and may render JUXTAPID or any other product candidate that we develop obsolete or non-competitive before we can recover the expenses of developing and commercializing the product. We anticipate that we will face intense and increasing competition as new drugs enter the market and advanced technologies become available. Finally, the development of new treatment methods for the diseases we are targeting could render JUXTAPID or any other product candidate that we develop non-competitive or obsolete.

We may face resistance from certain payers given the price we expect to charge for JUXTAPID. It will be difficult for us to profitably sell JUXTAPID or any other product for which we obtain marketing approval if reimbursement for the product is limited or delayed.

Given that HoFH is a rare disease with a small patient population, we will need to set and charge a price for JUXTAPID that is significantly higher than that of most pharmaceuticals in order to generate enough revenue to fund our operating costs. We may face resistance from certain payers in the U.S. and in other countries. Based on our discussions with key payers in the U.S., we do not expect genotyping will typically be required in the U.S. to determine a diagnosis of HoFH for reimbursement purposes, although it is possible that there may be some exceptions. Payers in the U.S. may, however, impose other requirements, conditions or limitations prior to agreeing to reimburse the cost of JUXTAPID. Outside the U.S., the ongoing sovereign debt crisis and the macroeconomic climate in the E.U. may adversely affect our ability to set and charge a sufficiently high price to generate adequate revenue in those markets. Those countries may impose onerous conditions on reimbursement, which may include genotyping. In addition, we may face pricing and reimbursement pressure in the U.S., E.U. and other territories as a result of prices charged for competitive products.

We are planning to make JUXTAPID available in certain countries that allow use of a drug before it has obtained marketing approval in such country. We plan to seek reimbursement for JUXTAPID in some of these countries to the extent permitted by applicable law and local regulatory authorities. We may also provide JUXTAPID free of charge under compassionate use or other forms of so-called early access programs in certain countries, at least initially. In certain countries where we seek reimbursement for the product during the pre-approval phase, we will be able to establish the price for JUXTAPID, while in other countries we will need to negotiate the price. Such negotiations may not result in a price acceptable to us, in which case we may elect to not pursue distribution of JUXTAPID in such country prior to approval or we may curtail distribution. Further, any negotiated price may adversely affect the market prices in other countries or jurisdictions where we may sell JUXTAPID, if such price is lower than the price that would have otherwise been set in such geographies.

Market acceptance and sales of JUXTAPID will depend on reimbursement policies and may be affected by healthcare reform measures. Government authorities and third-party payers, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and these third-party payers have attempted to control costs by limiting coverage and limiting the amount of reimbursement for particular medications. We cannot be sure that reimbursement will be available for JUXTAPID or any other product that we develop and, if reimbursement is available, the level of reimbursement. Reimbursement may impact the demand for, or the price of, any product for which we obtain marketing approval. Obtaining reimbursement for JUXTAPID at all or at levels satisfactory to us may be particularly difficult because of the higher prices often associated with drugs directed at orphan populations, and the pricing of therapies, such as apheresis, or competitive products that may be deemed to be interchangeable or clinically equivalent to JUXTAPID by payers. In addition, third-party payers may impose strict requirements for reimbursement in order to limit use of a higher priced drug. If reimbursement is not available or is available only at limited levels, we may not be able to successfully commercialize JUXTAPID or any other product candidate that we develop. In addition, we expect to support patient assistance programs directed at assisting eligible patients with certain co-payments or co-insurance amounts and assisting eligible uninsured or underinsured patients. Our support of these programs could result in significant costs to us.

If reimbursement is not available or available only to limited levels, we may not be able to generate sufficient revenue to meet our operating costs in the timeframe that we expect, or at all.

Enacted and future legislation may increase the difficulty and cost for us to commercialize JUXTAPID or any other product candidate that we develop and affect the prices we may obtain.

In the U.S. and some foreign jurisdictions, there have been a number of legislative and regulatory changes and proposed changes regarding the healthcare system that restrict or regulate post-approval activities, and may affect our ability to profitably sell JUXTAPID or any other product candidate for which we obtain marketing approval.

Legislative and regulatory proposals have been made to expand post-approval requirements and restrict sales and promotional activities for pharmaceutical products. We are not sure whether additional legislative changes will be enacted, or whether the FDA regulations, guidance or interpretations will be changed, or what the impact of such changes on the marketing approvals of JUXTAPID may be. In addition, increased scrutiny by the U.S. Congress of the FDA’s approval process may subject us to more stringent product labeling and post-marketing testing and other requirements.

In the U.S., the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (the “MMA”) changed the way Medicare covers and pays for pharmaceutical products. The legislation expanded Medicare coverage for drug purchases by those covered by Medicare and introduced a new reimbursement methodology based on average sales prices for drugs. In addition, this legislation authorized Medicare Part D prescription drug plans to use formularies where they can limit the number of drugs that will be covered in any therapeutic class. As a result of this legislation and the expansion of federal coverage of drug products, we expect that there will be additional pressure to contain and reduce costs. These cost reduction initiatives and other provisions of this legislation could decrease the coverage and price that we receive for any approved products, and could seriously harm our business. While the MMA applies only to drug benefits for Medicare beneficiaries, private payers often follow Medicare coverage policy and payment limitations in setting their own reimbursement rates, and any reduction in reimbursement that results from the MMA may result in a similar reduction in payments from private payers.

More recently, in March 2010, President Obama signed into law the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010 (together, the “Health Care Reform Law”), a sweeping law intended to broaden access to health insurance, reduce or constrain the growth of healthcare spending, enhance remedies against fraud and abuse, add new transparency requirements for healthcare and health insurance industries, impose new taxes and fees on the health industry and impose additional health policy reforms. Effective October 1, 2010, the Health Care Reform Law revised the definition of “average manufacturer price” for reporting purposes, which could increase the amount of Medicaid drug rebates to states. Further, beginning in 2011, the Health Care Reform Law imposed a significant annual fee on companies that manufacture or import branded prescription drug products. We do not know the full effects that the Health Care Reform Law will have on our commercialization efforts with respect to JUXTAPID. Although it is too early to determine the effect of the Health Care Reform Law, the law appears likely to continue the pressure on pharmaceutical pricing, especially under the Medicare program, and may also increase our regulatory burdens and operating costs.

We face extensive regulatory requirements and JUXTAPID may still face future development and regulatory difficulties.

Even after marketing approval, a regulatory authority may still impose significant restrictions on a product’s indications, conditions for use, distribution or marketing or impose ongoing requirements for potentially costly post-marketing surveillance, post-approval studies or clinical trials. Because of the risk of liver toxicity, JUXTAPID is available only through the REMS program. We will certify all healthcare providers who prescribe JUXTAPID and the pharmacies that will dispense the medicine. The goals of the REMS program are:

■	to educate prescribers about the risk of hepatotoxicity associated with the use of JUXTAPID and the need to monitor patients during treatment with JUXTAPID as per product labeling; and

■	to restrict access to therapy with JUXTAPID to patients with a clinical or laboratory diagnosis consistent with HoFH.

As part of our post-marketing commitment to the FDA with respect to JUXTAPID, we will conduct an observational cohort study to generate more data on the long-term safety profile of JUXTAPID, the patterns of use and compliance and the long-term effectiveness of controlling LDL-C levels. The patient registry study will have a target enrollment of 300 HoFH patients worldwide. In the study, investigators will follow each patient for a period of 10 years to track malignancies, teratogenicity or hepatic effects. JUXTAPID will also be subject to ongoing FDA requirements governing the labeling, packaging, storage, advertising, distribution, promotion, recordkeeping and submission of safety and other post-marketing information, including adverse events, and any changes to the approved product, product labeling, or manufacturing process. The FDA has significant post-marketing authority, including, for example, the authority to require labeling changes based on new safety information, and to require post-marketing studies or clinical trials to evaluate serious safety risks related to the use of a drug. In addition, manufacturers of drug products and their facilities are subject to continual review and periodic inspections by the FDA and other regulatory authorities for compliance with cGMP, and other regulations.

If we, or our drug substance or drug product or the manufacturing facilities for our drug substance or drug product, fail to comply with applicable regulatory requirements, a regulatory agency may:

■	issue warning letters or untitled letters;

■	seek an injunction or impose civil or criminal penalties or monetary fines;

■	suspend or withdraw or alter the conditions of our marketing approval;

■	suspend any ongoing clinical trials;

■	refuse to approve pending applications or supplements to applications submitted by us;

■	suspend or impose restrictions on operations, including costly new manufacturing requirements;

■	seize or detain products, refuse to permit the import or export of products or request that we initiate a product recall; or

■	refuse to allow us to enter into supply contracts, including government contracts.

The FDA and other regulatory agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses. If we are found to have promoted off-label uses, we may become subject to significant liability.

The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products. In particular, a product may not be promoted for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling or other prescribing information. If we are found to have promoted such off-label uses, we may become subject to significant liability. The federal government has levied large civil and criminal fines against companies for alleged improper promotion and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees or permanent injunctions under which specified promotional conduct is changed or curtailed.

If we are unable to execute effectively our sales and marketing activities, we may be unable to generate product revenue.

We have not yet demonstrated an ability to commercialize any product candidate. In order to be ready to market JUXTAPID, we have had to build our sales, marketing, managerial and other non-technical capabilities and make arrangements with third parties to perform certain of these services. We plan to continue building a commercial infrastructure to launch JUXTAPID in the U.S. and the E.U., if JUXTAPID is ultimately approved in the E.U., with a relatively small specialty sales force. The establishment and development of our commercial infrastructure will continue to be expensive and time consuming, and we may not be able to successfully fully develop this capability in a timely manner or at all. We anticipate developing a commercial infrastructure across multiple jurisdictions, if JUXTAPID is approved in such jurisdictions. Doing so will require a high degree or coordination and compliance with laws and regulations in such jurisdictions. If we are unable to effectively coordinate such activities or comply with such laws and regulations, our ability to commercialize JUXTAPID in such jurisdictions will be adversely affected. Even if we are able to effectively hire a sales force and develop a marketing and sales infrastructure, our sales force may not be successful in commercializing JUXTAPID or any other product candidate that we develop. If we are unable to establish adequate sales, marketing and distribution capabilities, whether independently or with third parties, we may not be able to generate product revenue and may not become profitable.

We are evaluating markets outside the U.S. and major market countries in the E.U. to determine in which geographies we might choose to commercialize JUXTAPID ourselves, if approved, and in which geographies we might choose to collaborate with third parties. To the extent we rely on third parties to commercialize JUXTAPID, if marketing approval is obtained in the relevant country, we may receive less revenue than if we commercialized the product ourselves. In addition, we would have less control over the sales efforts of any third parties involved in our commercialization efforts. In the event we are unable to collaborate with a third-party marketing and sales organization to commercialize JUXTAPID, for certain geographies, our ability to generate product revenue may be limited internationally.

Our relationships with customers and payers will be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Healthcare providers, physicians and others will play a primary role in the recommendation and prescription of JUXTAPID and any other products for which we obtain marketing approval. Our future arrangements with third-party payers and customers will expose us to broadly applicable fraud and abuse and other healthcare laws and regulations that may constrain the business or financial arrangements and relationships through which we market, sell and distribute the products for which we obtain marketing approval. Restrictions under applicable federal and state healthcare laws and regulations include the following:

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the federal healthcare anti-kickback statute prohibits, among other things, persons from knowingly and willfully soliciting, offering, receiving or providing remuneration, directly or indirectly, in cash or in kind, to induce or reward either the referral of an individual for, or the purchase, order or recommendation of, any good or service, for which payment may be made under federal healthcare programs such as Medicare and Medicaid;

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the federal False Claims Act imposes criminal and civil penalties, including civil whistleblower or qui tam actions, against individuals or entities for knowingly presenting, or causing to be presented, to the federal government, claims for payment that are false or fraudulent or making a false statement to avoid, decrease, or conceal an obligation to pay money to the federal government;

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the federal Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, imposes criminal and civil liability for executing a scheme to defraud any healthcare benefit program and also imposes obligations, including mandatory contractual terms, with respect to safeguarding the privacy, security and transmission of individually identifiable health information;

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the federal false statements statute prohibits knowingly and willfully falsifying, concealing or covering up a material fact or making any materially false statement in connection with the delivery of or payment for healthcare benefits, items or services;

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the federal transparency requirements under the Health Care Reform Law requires manufacturers of drugs, devices, biologics, and medical supplies to report to the Department of Health and Human Services information related to physician payments and other transfers of value and physician ownership and investment interests; and

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analogous state laws and regulations, such as state anti-kickback and false claims laws and transparency laws, may apply to sales or marketing arrangements and claims involving healthcare items or services reimbursed by state governments and non-governmental third-party payers, including private insurers, and some state laws require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government in addition to requiring drug manufacturers to report information related to payments to physicians and other healthcare providers or marketing expenditures and drug pricing.

Efforts to ensure that our business arrangements with third parties will comply with applicable healthcare laws and regulations could be costly. It is possible that governmental authorities will conclude that our business practices may not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations, including activities conducted by our sales team, are found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, exclusion from government funded healthcare programs, such as Medicare and Medicaid, and the curtailment or restructuring of our operations. If any of the physicians or other providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

We are transitioning our business to focus on the commercialization of JUXTAPID, and we may require third-party relationships to enable this transition, which may have an adverse effect on our business.

We will need to continue to transition from a company with a development focus to a company capable of supporting commercial activities. We may not be successful in such a transition. We have not yet demonstrated an ability to commercialize a product candidate. As a result, we may not be as successful as companies that have previously obtained marketing approval for drug candidates and commercially launched drugs. To maximize the commercial potential of JUXTAPID, we plan to utilize distributors and other third parties to help distribute and, in some cases, to commercialize the product, if approved, in certain geographic locations outside of the U.S. and the major market countries in the E.U. In those geographic locations in which we are using third parties to commercialize our product, we will be reliant on such strategic partners to generate revenue on our behalf.

If we enter into arrangements with third parties to perform sales, marketing or distribution services, our product revenues or the profitability of these product revenues to us are likely to be lower than if we were to market and sell any products that we develop ourselves. In addition, we may not be successful in entering into arrangements with third parties to sell and market our products or in doing so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales and marketing capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our products.

If we pursue development of JUXTAPID for broader patient populations, we likely will be subject to stricter regulatory requirements, product development will be more costly and commercial pricing for any approved indication would likely be lower.

Clinical development of JUXTAPID in broader HeFH patient populations would involve clinical trials with larger numbers of patients, with such patients possibly taking the drug for longer periods of time. This would be costly and could take many years to complete. In addition, we believe that the FDA and, in some cases, the EMA would require a clinical outcomes study, for example, demonstrating a reduction in cardiovascular events in broader patient populations, either prior to or after the submission of an application for marketing approval for these broader indications. Clinical outcomes studies are particularly expensive and time consuming to conduct because of the larger number of patients required to establish that the drug being tested has the desired effect. It may also be more difficult for us to demonstrate the desired outcome in these studies than to achieve validated surrogate endpoints, such as the primary efficacy endpoint of our pivotal Phase 3 clinical trial of JUXTAPID for the treatment of patients with HoFH of percent change in LDL-C levels from baseline. In addition, in considering approval of JUXTAPID for broader patient populations with less severely elevated lipid levels, the FDA and other regulatory authorities may place greater emphasis on the side effect and risk profile of the drug in comparison to the drug’s efficacy and potential clinical benefit than in smaller, more severely afflicted patient populations. These factors may make it more difficult for us to achieve marketing approvals of JUXTAPID for these broader patient populations.

If we are able to successfully develop and obtain marketing approval of JUXTAPID in these broader patient populations, we may not be able to obtain the same pricing level that we secure for use of JUXTAPID for orphan indications. The pricing of some drugs intended for orphan populations is often related to the size of the patient population, with smaller patient populations often justifying higher prices. If the pricing for JUXTAPID is lower in broader patient populations, we may not be able to maintain higher pricing in the population of more severely afflicted patients. This would lead to a decrease in revenue from sales to more severely afflicted patients, and could make it more difficult for us to achieve or maintain profitability.

In addition, if one of our product candidates receives marketing approval for a broader indication than its orphan designation, we may not be able to maintain orphan drug exclusivity or such orphan drug exclusivity may be circumvented by a third-party competitor.

Failures or delays in the commencement or completion of clinical testing could result in increased costs to us and delay, prevent or limit our ability to generate revenue.

The commencement and completion of clinical trials may be delayed or prevented for a number of reasons, including:

■	difficulties obtaining regulatory clearance to commence a clinical trial or complying with conditions imposed by a regulatory authority regarding the scope or term of a clinical trial;

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delays in reaching or failing to reach agreement on acceptable terms with prospective contract research organizations (“CROs”), and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

■	insufficient or inadequate supply or quality of a product candidate or other materials necessary to conduct our clinical trials, or other manufacturing issues;

■	difficulties obtaining institutional review board (“IRB”) approval to conduct a clinical trial at a prospective site;

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challenges recruiting and enrolling patients to participate in clinical trials for a variety of reasons, including the size and nature of a patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the nature of trial protocol, the availability of approved effective treatments for the relevant disease and the competition from other clinical trial programs for similar indications;

■	severe or unexpected drug-related side effects experienced by patients in a clinical trial; and

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difficulties retaining patients who have enrolled in a clinical trial but may be prone to withdraw due to the rigors of the trials, lack of efficacy, side effects or personal issues, or who are lost to further follow-up.

Clinical trials may also be delayed or terminated as a result of ambiguous or negative interim results or the results of other clinical, preclinical or nonclinical studies. In addition, a clinical trial may be suspended or terminated by us, the FDA, the IRBs at the sites where the IRBs are overseeing a trial, or a data safety monitoring board overseeing the clinical trial at issue, or other regulatory authorities due to a number of factors, including:

■	failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;

■	inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities;

■	unforeseen safety issues or lack of effectiveness; and

■	lack of adequate funding to continue the clinical trial.

Positive results in preclinical studies and earlier clinical trials of our product candidates may not be replicated in later clinical trials, which could result in development delays or a failure to obtain marketing approval.

Positive results in preclinical or clinical studies of JUXTAPID or any other product candidate that we develop may not be predictive of similar results in humans during further clinical trials. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in late-stage clinical trials even after achieving promising results in early-stage development. Accordingly, there is, for example, a possibility that our planned nonclinical study in rodent models or clinical studies of JUXTAPID in pediatric and adolescent HoFH patients or our clinical program to seek approval of JUXTAPID in Japan in adult patients with HoFH may generate results that are not consistent with the results of our Phase 3 clinical study. Our preclinical studies or clinical trials for any product candidate may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional preclinical studies or clinical trials. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain FDA or other regulatory approval for their products.

Changes in regulatory requirements and guidance or unanticipated events during our clinical trials may occur, as a result of which we may need to amend clinical trial protocols. Amendments may require us to resubmit our clinical trial protocols to IRBs for review and approval, which may impact the cost, timing or successful completion of a clinical trial. If we experience delays in completion of, or if we terminate, any of our clinical trials of JUXTAPID populations, the commercial prospects for JUXTAPID may be harmed.

If we fail to obtain or maintain orphan drug exclusivity for JUXTAPID, we will have to rely on our data and marketing exclusivity, if any, and on our intellectual property rights, which may reduce the length of time that we can prevent competitors from selling generic versions of JUXTAPID.

We have obtained orphan drug designation for JUXTAPID in the U.S. for the treatment of HoFH. Under the Orphan Drug Act, the FDA may designate a product as an orphan drug if it is a drug intended to treat a rare disease or condition, defined, in part, as a patient population of fewer than 200,000 in the U.S.

In the U.S., the company that first obtains FDA approval for a designated orphan drug for the specified rare disease or condition receives orphan drug marketing exclusivity for that drug for a period of seven years. This orphan drug exclusivity prevents the FDA from approving another application, including a full NDA, to market the same drug for the same orphan indication, except in very limited circumstances. For purposes of small molecule drugs, the FDA defines “same drug” as a drug that contains the same active molecule and is intended for the same use as the drug in question. A designated orphan drug may not receive orphan drug exclusivity if it is approved for a use that is broader than the indication for which it received orphan designation. In addition, orphan drug exclusive marketing rights in the U.S. may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantity of the drug to meet the needs of patients with the rare disease or condition.

The EMA grants orphan drug designation to promote the development of products that may offer therapeutic benefits for life-threatening or chronically debilitating conditions affecting not more than five in 10,000 people in the E.U. Orphan drug designation from the EMA provides ten years of marketing exclusivity following drug approval, subject to reduction to six years if the designation criteria are no longer met. In October 2010, we withdrew our application to the EMA for orphan drug designation for JUXTAPID for the treatment of HoFH based on guidance we received from the EMA that JUXTAPID is not eligible for orphan drug designation for this indication since the EMA views the relevant condition, for orphan drug purposes, to include HoFH and HeFH. Our failure to obtain orphan drug designation for JUXTAPID for the treatment of HoFH in the E.U. means that, if approved, we will not have the benefit of the orphan drug market exclusivity for this indication in the E.U., and, as a result, will need to rely on our intellectual property rights and other exclusivity provisions. Our European patents directed towards the composition of matter of JUXTAPID are scheduled to expire in 2016, and may additionally qualify for a supplemental certificate that would provide extended patent protection for up to five years after patent expiration upon marketing approval in the E.U. In addition, JUXTAPID qualifies as a new chemical entity in the E.U. In the E.U., new chemical entities qualify for eight years of data exclusivity upon marketing authorization and an additional two years of market exclusivity. This data exclusivity, if granted, prevents regulatory authorities in the E.U. from assessing a generic application for eight years, after which generic marketing authorization can be submitted but not marketed for two years. If we do not obtain extended patent protection and data exclusivity for our product candidates, our business may be materially harmed.

Even if we obtain orphan drug exclusivity for a product, that exclusivity may not effectively protect the product from competition because different drugs can be approved for the same condition. Even after an orphan drug is approved, the FDA can subsequently approve the same drug for the same condition if the FDA concludes that the later drug is safer, more effective or makes a major contribution to patient care.

Recent federal legislation and actions by state and local governments may permit re-importation of drugs from foreign countries into the U.S., including foreign countries where the drugs are sold at lower prices than in the U.S., which could materially adversely affect our operating results and our overall financial condition.

We may face competition in the U.S. for JUXTAPID or any other product candidate, if approved, from lower priced products from foreign countries that have placed price controls on pharmaceutical products. This risk may be particularly applicable to drugs such as JUXTAPID that are formulated for oral delivery and expected to command a premium price. The MMA contains provisions that may change importation laws and expand pharmacists’ and wholesalers’ ability to import lower priced versions of an approved drug and competing products from Canada, where there are government price controls. These changes to U.S. importation laws will not take effect unless and until the Secretary of Health and Human Services certifies that the changes will pose no additional risk to the public’s health and safety, and may result in a significant reduction in the cost of products to consumers. The Secretary of Health and Human Services has not yet announced any plans to make this required certification.

A number of federal legislative proposals have been made to implement the changes to the U.S. importation laws without any certification, and to broaden permissible imports in other ways. Even if the changes do not take effect, and other changes are not enacted, imports from Canada and elsewhere may continue to increase due to market and political forces, and the limited enforcement resources of the FDA, Customs and Border Protection and other government agencies. For example, Pub. L. No. 112-74, which was signed into law in December 2011 and provides appropriations for the Department of Homeland Security for the 2012 fiscal year, expressly prohibits Customs and Border Protection from using funds to prevent individuals from importing from Canada less than a 90-day supply of a prescription drug for personal use, when the drug otherwise complies with the Federal Food, Drug, and Cosmetic Act (“FDCA”). Further, several states and local governments have implemented importation schemes for their citizens and, in the absence of federal action to curtail such activities, we expect other states and local governments to launch importation efforts.

The importation of foreign products that compete with JUXTAPID or any other product candidate for which we obtain marketing approval could negatively impact our revenue and profitability, possibly materially.

We face potential product liability exposure, and, if claims are brought against us, we may incur substantial liability.

The use of JUXTAPID or any other product candidate in clinical trials and the sale of JUXTAPID or any other product candidate for which we obtain marketing approval expose us to the risk of product liability claims. Product liability claims might be brought against us by consumers, healthcare providers or others selling or otherwise coming into contact with our product and product candidates. If we cannot successfully defend ourselves against product liability claims, we could incur substantial liabilities. In addition, regardless of merit or eventual outcome, product liability claims may result in:

■	decreased demand for JUXTAPID or any other product candidate for which we obtain marketing approval;

■	impairment of our business reputation and exposure to adverse publicity;

■	increased warnings on product labels;

■	withdrawal of clinical trial participants;

■	costs as a result of related litigation;

■	distraction of management’s attention from our primary business;

■	substantial monetary awards to patients or other claimants;

■	loss of revenue; and

■	the inability to successfully commercialize JUXTAPID or any other product candidate for which we obtain marketing approval.

We have obtained product liability insurance coverage for our clinical trials with a $10.0 million annual aggregate coverage limit. However, our insurance coverage may not be sufficient to reimburse us for any expenses or losses we may suffer. Moreover, insurance coverage is becoming increasingly expensive, and, in the future, we may not be able to maintain insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to liability. We intend to expand our insurance coverage to include the sale of commercial products; however, we may be unable to obtain this product liability insurance on commercially reasonable terms. On occasion, large judgments have been awarded in class action lawsuits based on drugs that had unanticipated side effects. The cost of any product liability litigation or other proceedings, even if resolved in our favor, could be substantial. A successful product liability claim or series of claims brought against us could cause our stock price to decline and, if judgments exceed our insurance coverage, could decrease our cash and adversely affect our business.

A variety of risks associated with our planned international business relationships could materially adversely affect our business.

We plan to seek approval to market JUXTAPID ourselves in certain countries outside the U.S., and to enter into agreements with third parties for the commercialization of JUXTAPID in other international markets. If we do so, we would be subject to additional risks related to entering into international business relationships, including:

■	differing regulatory requirements for drug approvals in foreign countries;

■	potentially reduced protection for intellectual property rights;

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the potential for so-called parallel importing, which is what happens when a local seller, faced with high or higher local prices, opts to import goods from a foreign market, with low or lower prices, rather than buying them locally;

■	unexpected changes in tariffs, trade barriers and regulatory requirements;

■	economic weakness, including inflation, or political instability in particular foreign economies and markets;

■	compliance with tax, employment, immigration and labor laws for employees traveling abroad;

■	foreign taxes;

■	foreign currency fluctuations, which could result in increased operating expenses and reduced revenue, and other obligations incident to doing business in another country;

■	workforce uncertainty in countries where labor unrest is more common than in the U.S.;

■	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad;

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dependence upon third parties to perform distribution, quality control testing, collections and other aspects of the distribution, supply chain and commercialization of our products that are required to be performed in order to conduct such activities in international markets; and

■	business interruptions resulting from geo-political actions, including war and terrorism, or natural disasters, including earthquakes, volcanoes, typhoons, floods, hurricanes and fires.

These and other risks of international business relationships may materially adversely affect our ability to attain or sustain profitable operations.

Risks Related to Our Intellectual Property

If our patent position does not adequately protect our product and product candidates, others could compete against us more directly, which would harm our business, possibly materially.

Our JUXTAPID patent portfolio consists of five issued U.S. patents and issued patents in parts of Europe, Canada, Israel, Australia, New Zealand and Japan and pending applications in the U.S., Europe, Australia, Japan, Canada, India and South Korea, all of which have been licensed to us in a specific field. The issued U.S. patents are scheduled to expire between 2013 and 2027. The U.S. patent covering the composition of matter of JUXTAPID is scheduled to expire in 2015. The non-U.S. patents directed to the composition of matter of JUXTAPID are scheduled to expire in 2016. Our commercial success will depend significantly on our ability to obtain additional patents and protect our existing patent position as well as our ability to maintain adequate protection of other intellectual property for our technologies, product candidates and any future products in the U.S. and other countries. If we do not adequately protect our intellectual property, competitors may be able to use our technologies and erode or negate any competitive advantage we may have, which could harm our business and ability to achieve profitability. Our ability to use the patents and patent applications licensed to us to protect our business will also depend on our ability to comply with the terms of the applicable licenses and other agreements. The laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the U.S., and we may encounter significant problems in protecting our proprietary rights in these countries.

The patent positions of biotechnology and pharmaceutical companies, including our patent position, involve complex legal and factual questions, and, therefore, validity and enforceability cannot be predicted with certainty. Patents may be challenged, deemed unenforceable, invalidated or circumvented. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies, product candidates and any future products are covered by valid and enforceable patents or are effectively maintained as trade secrets.

The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

■	we will be able to successfully commercialize our product before some or all of our relevant patents expire;

■	we or our licensors were the first to make the inventions covered by each of our pending patent applications;

■	we or our licensors were the first to file patent applications for these inventions;

■	others will not independently develop similar or alternative technologies or duplicate any of our technologies;

■	any of our pending patent applications or those we have licensed will result in issued patents;

■	any of our patents or those we have licensed will be valid or enforceable;

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any patents issued to us or our licensors and collaborators will provide a basis for commercially viable products, will provide us with any competitive advantages or will not be challenged by third parties;

■	we will develop additional proprietary technologies or product candidates that are patentable; or

■	the patents of others will not have an adverse effect on our business.

If we do not obtain protection under the Hatch-Waxman Amendments and similar foreign legislation by extending the patent terms and obtaining data exclusivity for our product or product candidates, our business may be materially harmed.

The Hatch-Waxman Amendments permit a patent restoration term of up to five years as compensation for patent term lost during product development and the FDA regulatory review process. Our U.S. composition of matter patent for JUXTAPID is scheduled to expire in 2015, and we plan to seek patent term extension for this patent. We also plan to apply for restorations or extensions of the term of certain patents outside the U.S. in those countries where such a mechanism is available. However, we may not be granted an extension because of, for example, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents or otherwise failing to satisfy applicable requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or restoration or the term of any such extension is less than we request, our competitors may obtain approval of competing products following our patent expiration, and our revenue could be reduced, possibly materially.

In addition, we believe that JUXTAPID is a new chemical entity in the U.S. and will be eligible for data exclusivity under the Hatch-Waxman Amendments. A drug can be classified as a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety. Under sections 505(c)(3)(E)(ii) and 505(j)(5)(F)(ii) of the FDCA, as amended, a new chemical entity that is granted marketing approval may, even in the absence of patent protections, be eligible for five years of data exclusivity in the U.S. following marketing approval, which period is reduced to four years if certain patents covering the new chemical entity or its method of use are challenged by a generic applicant. This data exclusivity, if granted, would preclude submission during the exclusivity period of 505(b)(2) applications or abbreviated new drug applications submitted by another company that references the new chemical entity application. In the E.U., new chemical entities qualify for eight years of data exclusivity upon marketing authorization and an additional two years of market exclusivity. This data exclusivity, if granted, prevents regulatory authorities in the E.U. from assessing a generic application for eight years, after which generic marketing authorization can be submitted but not marketed for two years. If we are not able to gain or exploit the period of data exclusivity, we may face significant competitive threats to our commercialization of these compounds from other manufacturers, including the manufacturers of generic alternatives. Further, even if our compounds are considered to be new chemical entities and we are able to gain the prescribed period of data exclusivity, another company nevertheless could also market another version of the drug if such company can complete a full NDA with a complete human clinical trial process and obtain marketing approval of its product.

If we are not able to adequately prevent disclosure of trade secrets and other proprietary information, the value of our technology, product and any product candidates could be significantly diminished.

We may rely on trade secrets to protect our proprietary technologies, especially where we do not believe patent protection is appropriate or obtainable. However, trade secrets are difficult to protect. We rely in part on confidentiality agreements with our employees, consultants, outside scientific collaborators, sponsored researchers and other advisors to protect our trade secrets and other proprietary information. These agreements may not effectively prevent disclosure of confidential information, and may not provide an adequate remedy in the event of unauthorized disclosure of confidential information. In addition, others may independently discover our trade secrets and proprietary information. For example, the FDA, as part of its Transparency Initiative, currently is considering whether to make additional information publicly available on a routine basis, including information that we may consider to be trade secrets or other proprietary information, and it is not clear at the present time how the FDA’s disclosure policies may change in the future, if at all. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts and stop us from commercializing or increase the costs of commercializing our product and any product candidates.

Our success will depend in part on our ability to operate without infringing the proprietary rights of third parties. There could be issued patents of which we are not aware that our products or product candidates infringe. There also could be patents that we believe we do not infringe, but that we may ultimately be found to infringe. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our products or product candidates infringe. For example, pending applications may exist that provide support or can be amended to provide support for a claim that results in an issued patent that our product infringes.

The pharmaceutical industry is characterized by extensive litigation regarding patents and other intellectual property rights. Other parties may obtain patents in the future and allege that our products or product candidates or the use of our technologies infringes these patent claims or that we are employing their proprietary technology without authorization. Likewise, third parties may challenge or infringe upon our existing or future patents.

Proceedings involving our patents or patent applications or those of others could result in adverse decisions regarding:

■	the patentability of our inventions relating to our product or any product candidates; and

■	the enforceability, validity or scope of protection offered by our patents relating to our product or any product candidates.

Even if we are successful in these proceedings, we may incur substantial costs and divert management’s time and attention in pursuing these proceedings, which could have a material adverse effect on us. If we are unable to avoid infringing the patent rights of others, we may be required to seek a license, defend an infringement action or challenge the validity of the patents in court. Patent litigation is costly and time consuming. We may not have sufficient resources to bring these actions to a successful conclusion. In addition, if we do not obtain a license, develop or obtain non-infringing technology, fail to defend an infringement action successfully or have infringed patents declared invalid, we may:

■	incur substantial monetary damages;

■	encounter significant delays in bringing our product candidates to market; and

■	be precluded from manufacturing or selling our product candidates.

In such event, our business could be adversely affected, possibly materially.

If we fail to comply with our obligations in our license agreements for our product candidates, we could lose license rights that are important to our business.

Our existing license agreements impose, and we expect any future license agreements that we enter into will impose, various diligence, milestone payment, royalty, insurance and other obligations on us. In addition, our license agreement with the University of Pennsylvania (“UPenn”) limits the field of use for JUXTAPID as a monotherapy or in combination with other dyslipidemic therapies for treatment of patients with HoFH, or for the treatment of patients with severe hypercholesterolemia unable to come within 15% of the National Cholesterol Education Program (“NCEP”) LDL-C goal on maximal tolerated oral therapy, as determined by the patient’s prescribing physician, or with severe combined hyperlipidemia unable to come within 15% of the NCEP non-HDL-C goal on maximal tolerated oral therapy, as determined by the patient’s prescribing physician, or with severe hypertriglyceridemia unable to reduce TG levels to less than 1,000 mg/dL on maximal tolerated therapy. If we fail to comply with the obligations and restrictions under our license agreements, including the limited field of use under our license agreement with UPenn, the applicable licensor may have the right to terminate the license, in which case we might not be able to market any product that is covered by the licensed patents. Any breach or termination of our license agreement with UPenn would have a particularly significant adverse effect on our business because of our reliance on the commercial success of JUXTAPID. Although we intend to comply with the restrictions on field of use in our license agreement with UPenn by seeking product labels for JUXTAPID that are consistent with the license field, we may still be subject to the risk of breaching the license agreement if we are deemed to be promoting or marketing JUXTAPID for an indication not covered by any product label that we are able to obtain. In addition, because this restriction on the field of use limits the indications for which we can develop JUXTAPID, the commercial potential of JUXTAPID may not be as great as without this restriction.

Risks Related to Our Dependence on Third Parties

If we are unable to establish and maintain effective sales, marketing and distribution capabilities, or to enter into agreements with third parties to do so, we will be unable to successfully commercialize JUXTAPID.

We plan to market and sell JUXTAPID for HoFH directly in the U.S., in key countries of Europe and in several other countries using our own marketing and sales resources. We plan to use third parties to provide warehousing, shipping and other distribution services on our behalf in those countries. We may selectively seek to establish distribution and similar forms of arrangements to reach patients with HoFH in geographies that we do not believe we can cost-effectively address with our own sales and marketing capabilities. If we are unable to establish our capabilities to sell, market and distribute JUXTAPID, either through our own capabilities or by entering into arrangements with others, or if we are unable to enter into distribution agreements in those countries we do not believe we can cost-effectively address with our own sales and marketing capabilities, we may not be able to successfully sell JUXTAPID. We cannot guarantee that we will be able to establish and maintain our own capabilities or to enter into and maintain any distribution agreements with third-parties on acceptable terms, if at all. Additionally, we currently have a contract with a single specialty pharmacy distributor in the U.S. Any performance failure on the part of our existing distributor could impair our marketing and sales of JUXTAPID. Furthermore, our expenses associated with building up and maintaining the sales force and distribution capabilities around the world may be disproportionate compared to the revenues we may be able to generate on sales of JUXTAPID. We cannot guarantee that we will be successful in commercializing JUXTAPID.

We rely on third parties to conduct our clinical trials and to perform related services, and those third parties may not perform satisfactorily, including failing to meet established deadlines for the completion of such clinical trials. We may become involved in commercial disputes with these parties.

We do not have the ability to independently conduct clinical trials, and we rely on third parties such as CROs, medical institutions, academic institutions, and clinical investigators to perform this function. Our reliance on these third parties for clinical development activities reduces our control over these activities. However, if we sponsor clinical trials, we are responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial, even if we use CROs. Moreover, the FDA requires us to comply with standards, commonly referred to as Good Clinical Practices, for conducting, recording, and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. Our reliance on third parties that we do not control does not relieve us of these responsibilities and requirements. Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties or meet expected deadlines, if they need to be replaced or if the quality or accuracy of the data they provide is compromised due to the failure to adhere to regulatory requirements or our clinical trial protocols, or for other reasons, our development programs may be extended, delayed or terminated, additional marketing approvals for JUXTAPID or any other product candidate may be delayed or denied in the targeted medication, and we may be delayed or precluded in our efforts to successfully commercialize JUXTAPID or any other product candidate for targeted indications.

In addition, we may from time to time become involved in commercial disputes with these third parties, for example regarding the quality of the services provided by these third parties or our ultimate liability to pay for services they purported to provide on our behalf, or the value of such services. Due to our reliance on third-party service providers, we may experience commercial disputes such as this in the future. In some cases, we may be required to pay for work that was not performed to our specifications or not utilized by us, and these obligations may be material.

We do not have drug research or discovery capabilities, and will need to acquire or license existing drug compounds from third parties to expand our product candidate pipeline.

JUXTAPID has been licensed to us by UPenn. We currently have no drug research or discovery capabilities. Accordingly, if we are to expand our product candidate pipeline, we will need to acquire or license existing compounds from third parties. In addition, our right to use JUXTAPID is limited to specified patient populations, such as patients with HoFH, severe hypercholesterolemia or severe hypertriglyceridemia. Accordingly, if we wished to expand the development of JUXTAPID to address other indications, we would need to expand our license agreement with UPenn and potentially acquire rights from Bristol-Myers Squibb Company. We will face significant competition in seeking to acquire or license promising drug compounds. Many of our competitors for such promising compounds may have significantly greater financial resources and more extensive experience in preclinical testing and clinical trials, obtaining regulatory approvals and manufacturing and marketing pharmaceutical products, and thus, may be a more attractive option to a potential licensor than us. If we are unable to acquire or license additional promising drug compounds, we will not be able to expand our product candidate pipeline.

Risks Related to Employee Matters and Managing Growth

Our future success depends on our ability to hire and retain our key executives and to attract, retain, and motivate qualified personnel.

We are highly dependent on Marc Beer, our Chief Executive Officer, and the other principal members of our executive, commercial, medical, and development teams. We have entered into employment agreements with certain members of our executive and development teams, but any employee may terminate his or her employment with us at any time. We do not maintain “key man” life insurance for any of our employees. The loss of the services of any of these persons might impede the achievement of our development and commercialization objectives.

We expect to continue hiring qualified personnel. Recruiting and retaining qualified personnel will be critical to our success. We may not be able to attract and retain these personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. Failure to achieve key development and regulatory approval milestones may make it more challenging to recruit and retain qualified development personnel.

In addition, as a result of becoming a public company, we need to continue to establish and maintain effective disclosure and financial controls and make changes in our corporate governance practices. Failure to maintain adequate controls could impact the quality and integrity of our financial statements and cause us reputational harm.

In addition, we rely on consultants and advisors, including scientific, manufacturing, clinical, regulatory, pharmacovigilance and sales and marketing advisors, to assist us in formulating our development, manufacturing and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us.

We will need to grow our organization, and we may encounter difficulties in managing this growth, which could disrupt our operations.

We currently have approximately 100 employees, and we expect to experience significant growth in the number of our employees and the scope of our operations. To manage our anticipated future growth, we must continue to implement and improve our managerial, operational and financial systems, expand our facilities and continue to recruit and train additional qualified personnel. Our management may need to divert a disproportionate amount of its attention away from our day-to-day activities, and devote a substantial amount of time to managing these growth activities. Due to our limited resources, we may not be able to effectively manage the expansion of our operations or recruit and train additional qualified personnel, which may result in weaknesses in our infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. The physical expansion of our operations may lead to significant costs, and may divert financial resources from other projects. If our management is unable to effectively manage our expected growth, our expenses may increase more than expected, our ability to generate or increase our revenue could be reduced and we may not be able to implement our business strategy. Our future financial performance and our ability to commercialize JUXTAPID, and compete effectively will depend, in part, on our ability to effectively manage any future growth.

Risks Related to Our Financial Position and Capital Requirements

We have incurred significant operating losses since our inception, and anticipate that we will incur continued losses for the near future.

We have a limited operating history. To date, we have primarily focused on developing our lead compound, JUXTAPID. We have funded our operations to date primarily through proceeds from the private placement of convertible preferred stock, convertible debt, venture debt, bank debt, the proceeds from our initial public offering and the proceeds from our June 2011 and June 2012 public offerings. We have incurred losses in each year since our inception in February 2005. As of September 30, 2012, we had an accumulated deficit of approximately $170.9 million. Substantially all of our operating losses resulted from costs incurred in connection with our development programs and from general and administrative costs associated with our operations. The losses we have incurred to date, combined with expected future losses, have had and will continue to have an adverse effect on our stockholders’ equity and working capital. We expect our expenses to increase in the near-term as a result of spending on commercial launch of JUXTAPID in the U.S., and a possible distribution in other countries as part of named patient sales or on a commercial basis, if approved; completion of our manufacturing validation campaigns; hiring of additional key personnel in the U.S., Europe and other countries; plans to conduct a clinical development program to support an application for marketing approval of JUXTAPID in Japan in adult patients with HoFH; the initiation of a juvenile animal toxicology study, and clinical study of JUXTAPID in the treatment of pediatric and adolescent patients with HoFH; and other possible clinical development activities. We expect to incur significant sales, marketing, and outsourced manufacturing expenses, as well as continued research and development expenses. In addition, we have incurred, and expect to continue to incur, additional costs associated with operating as a public company. As a result, we expect to continue to incur significant operating losses at least in 2013 and 2014 and potentially in subsequent years. Because of the numerous risks and uncertainties associated with developing and commercializing pharmaceutical products, we are unable to predict with certainty the extent of any future losses or when we will become profitable, if at all.

We have not generated any revenue from JUXTAPID or any other product candidate and may never be profitable.

Our ability to become profitable depends upon our ability to generate revenue. To date, we have not generated any revenue from any product, including JUXTAPID. Our ability to generate revenue depends on a number of factors, including our ability to:

■	successfully launch JUXTAPID in the U.S.;

■	successfully launch JUXTAPID in the E.U., and other international markets, if approved;

■	obtain market acceptance by patients, physicians and payers for JUXTAPID as a treatment for HoFH;

■	obtain reimbursement and pricing for JUXTAPID sufficient to allow us to sell JUXTAPID on a competitive and profitable basis; and

■	contract for the manufacture of commercial quantities of JUXTAPID at acceptable cost levels.

JUXTAPID may not gain market acceptance or achieve commercial success. In addition, we anticipate incurring significant costs associated with commercializing JUXTAPID. We may not achieve profitability soon after generating product revenue, if ever. If we are unable to generate product revenue, we will not become profitable, and may be unable to continue operations without continued funding.

We may need substantial additional capital in the future. If additional capital is not available, we will have to delay, reduce or cease operations.

We may need to raise additional capital to fund our operations, and commercialize and further develop JUXTAPID. Our future capital requirements may be substantial and will depend on many factors including:

■	the level of physician, patient and payer acceptance of JUXTAPID, and the success of our commercialization efforts;

■

the decisions of the EMA with respect to our applications for marketing approval of JUXTAPID for the treatment of adult patients with HoFH in the E.U.; the costs of activities related to the regulatory approval process; and the timing of approvals, if received;

■	the decisions of various countries outside the U.S. with respect to approval of JUXTAPID, and reimbursement and pricing decisions in such countries, if approved;

■	the timing and cost of the planned juvenile animal toxicology study, and an anticipated clinical trial to evaluate JUXTAPID for treatment of pediatric and adolescent patients with HoFH;

■

the cost of establishing and maintaining the sales and marketing capabilities necessary for commercial launch of JUXTAPID in HoFH in the U.S. and in the E.U. and certain other key international markets, if approved;

■	the timing and cost of our planned clinical development program of JUXTAPID in HoFH in Japan;

■	the cost of filing, prosecuting and enforcing patent claims;

■	the costs of our manufacturing-related activities;

■	the costs associated with commercializing JUXTAPID;

■	the levels, timing and collection of revenue received from sales of approved products in the future;

■	the timing and cost of other clinical development activities; and

■	the timing and costs of future business development opportunities.

In November 2011, we filed a shelf registration statement on Form S-3 with the SEC, which became effective in December 2011. This shelf registration statement permits us to offer, from time to time, any combination of common stock, preferred stock, debt securities and warrants of up to an aggregate of $125,000,000. In June 2012, we completed an underwritten public offering of 3,400,000 shares of common stock at a price to the public of $14.75 per share pursuant to our Form S-3 registration statement. The net proceeds to us from this offering were approximately $47.0 million, after deducting underwriting discounts and commissions and other estimated offering expenses. In July 2012, the underwriters exercised their option to purchase an additional 393,085 shares of common stock. The net proceeds to us from the issuance and sale of the additional shares were approximately $5.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses. In March 2012, we entered into a Loan and Security Agreement with Silicon Valley Bank, pursuant to which Silicon Valley Bank made a term loan to us in the principal amount of $10.0 million. The Loan and Security Agreement provides for interest-only payments through February 28, 2013, with per annum interest of 6.75% and a final payment of $200,000. We also paid Silicon Valley Bank a commitment fee of $20,000. We used the proceeds of the term loan to fully repay our existing loan from Hercules Technology II, L.P. and Hercules Technology III, L.P. The Loan and Security Agreement provides that we will repay the principal balance of the term loan in 36 monthly installments starting on March 1, 2013 and continuing through February 1, 2016. The remaining term loan principal balance and all accrued but unpaid interest will be due and payable on February 1, 2016. We may prepay all or any part of the outstanding term loan subject to a prepayment premium (defined in the Loan and Security Agreement) at our option. In connection with the Loan and Security Agreement, we granted Silicon Valley Bank a security interest in all of our personal property now owned or hereafter acquired, excluding intellectual property (and a negative pledge on intellectual property). The Loan and Security Agreement also provides for standard indemnification of Silicon Valley Bank and contains representations, warranties and certain covenants (including the agreement by us to maintain a specified level of liquidity). In July 2012, we entered into an arrangement with Silicon Valley Bank under the Loan and Security Agreement, pursuant to which we received a line of credit of up to $750,000 to finance, subject to the terms of the Loan and Security Agreement, the purchase of certain types of equipment acquired by us during the two years ended December 31, 2012. As of September 30, 2012, we have financed approximately $527,000 under this arrangement.

We may pursue opportunities to obtain additional external financing in the future through debt and equity financing, lease arrangements related to facilities and capital equipment, collaborative research and development agreements, and license agreements.

Based on our current operating plan, we anticipate that our existing cash and cash equivalents will be sufficient to enable us to maintain our currently planned operations, including our continued product candidate development, at least through the end of 2013. However, changing circumstances may cause us to consume capital significantly faster than we currently anticipate.

Additional financing may not be available when we need it or may not be available on terms that are favorable to us.

In addition, we may seek additional capital due to favorable market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans.

If adequate funds are not available to us on a timely basis, or at all, we may be required to:

■	terminate or delay clinical trials or other development activities for JUXTAPID for one or more indications for which we are developing JUXTAPID; or

■	alter or scale back our continued establishment of sales and marketing capabilities or other activities that may be necessary to commercialize JUXTAPID.

If we are unable to obtain additional financing, we may be required to reduce the scope of our planned development, sales and marketing efforts, which could harm our business, financial condition and operating results. The source, timing and availability of any future financing will depend principally upon equity and debt market conditions, interest rates and, more specifically, on our continued progress in our regulatory, development and commercial activities, and the extent of our commercial success. There can be no assurance that external funds will be available on favorable terms, if at all.

Raising additional capital may cause dilution to our existing stockholders, restrict our operations or require us to relinquish rights.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our existing stockholders will be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of our stockholders. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt, making capital expenditures or declaring dividends. If we raise additional funds through collaboration, strategic alliance and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

Our limited operating history makes it difficult to evaluate our business and prospects.

We were incorporated in February 2005. Our operations to date have been limited to organizing and staffing our company and conducting product development activities and commercial-build activities, primarily for JUXTAPID. Consequently, any predictions about our future performance may not be as accurate as they could be if we had a longer operating history and experience in generating revenue. In addition, as a relatively young business, we may encounter unforeseen expenses, difficulties, complications, delays and other known and unknown factors.

Risks Related to this Offering and our Common Stock

We currently have no product revenue and may need to raise capital to operate our business in addition to funds we receive in this offering.

To date, we have generated no product revenue. The FDA approved JUXTAPID on December 21, 2012, but the EMA and other regulatory authorities have not yet approved JUXTAPID, and may not approve JUXTAPID. Our ability to generate significant product revenue in the foreseeable future, and the amount of any such revenue, depend on a number of factors, including our ability to:

■	establish sales and marketing capabilities and distribution relationships to effectively market, sell and distribute JUXTAPID in the U.S. and the E.U., if approved;

■	successfully launch JUXTAPID in the U.S. and, if approved, in the E.U. and certain other key international markets;

■	obtain approval of JUXTAPID in the E.U. in the treatment of patients with HoFH and the timing and scope of such approval and the resulting label;

■	obtain market acceptance by patients and physicians for JUXTAPID as a treatment for HoFH;

■	effectively estimate the size of the total addressable market;

■	obtain named patient sales of JUXTAPID in countries where such sales can occur as a result of the FDA approval of JUXTAPID; and

■	obtain reimbursement and pricing for JUXTAPID sufficient to allow us to sell JUXTAPID on a competitive and profitable basis.

While we expect the funds we receive in this offering will help fund our operations in the near-term, additional financing may also be required depending on the results of our activities. If we do not succeed in raising additional funds on acceptable terms, if needed, we may be required to alter or scale back our currently planned activities. In addition, we could be forced to discontinue product development, forego attractive business opportunities or curtail operations. Any additional sources of financing could involve the issuance of our equity securities, which would have a dilutive effect on our stockholders. No assurance can be given that additional financing will be available to us when needed on acceptable terms, or at all.

The market price of our common stock has been, and may continue to be, highly volatile.

Our stock price is volatile, and from October 22, 2010, the first day of trading of our common stock, to December 31, 2012, the trading prices of our stock have ranged from $9.00 to $26.73 per share. This is in part because there has been a public market for our common stock only since our initial public offering in October 2010, and our stock could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including the following:

■	the response of the EMA to our MAA for approval of JUXTAPID in the treatment of HoFH;

■	issuance by us of new securities;

■	failure of JUXTAPID to achieve short-term or long-term commercial success in the U.S. and, if approved, in the E.U.;

■	the initiation and results of our planned further clinical trials of JUXTAPID;

■	fluctuations in stock market prices and trading volumes of similar companies;

■	general market conditions and overall fluctuations in U.S. equity markets;

■	low trading volume;

■	international financial market conditions, including the on-going sovereign debt crisis in the E.U.;

■	variations in our quarterly operating results;

■	changes in our financial guidance or securities analysts’ estimates of our financial performance;

■	announcements of new products, services or technologies, commercial relationships, acquisitions or other events by us or our competitors;

■	changes in accounting principles;

■	sales of large blocks of our common stock, including sales by our executive officers, directors and significant stockholders;

■	additions or departures of key personnel;

■	success or failure of products within our therapeutic area of focus;

■	discussion of us or our stock price by the financial press and in online investor communities;

■	our relationships with and the conduct of third parties on which we depend; and

■	other risks and uncertainties described in these risk factors.

In addition, the stock market in general, and the market for small pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. In the past, following periods of volatility in the market, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business and financial condition.

We may allocate the net proceeds from this offering in ways that you and other stockholders may not approve.

We currently intend to use the net proceeds of this offering to fund activities directed at commercial launch of JUXTAPID in the U.S.; pursuing approval of our MAA submission with the EMA for lomitapide, and, if it is approved, commercial activities in the E.U.; expansion of operations in certain countries to pursue regulatory approval of lomitapide and to conduct sales on a named-patient-sales basis, where permitted; advancement of the clinical development of lomitapide; and business development activities; with any remainder to fund working capital, capital expenditures and for other general corporate purposes. Because of the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As such, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock. For a further description of our intended use of the proceeds of the offering, see “Use of Proceeds.”

If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the book value of your shares.

You will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The public offering price of our common stock is substantially higher than the net tangible book value per share of our outstanding common stock will be immediately after this offering. Purchasers of common stock in this offering will experience immediate dilution of approximately $ per share in net tangible book value of the common stock. In the past, we issued restricted stock and options to acquire common stock at prices significantly below the public offering price. To the extent these outstanding options are ultimately exercised, investors purchasing common stock in this offering will sustain further dilution. See “Dilution” for a more detailed description of the dilution to new investors in the offering.

Anti-takeover provisions in our charter documents and under Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our certificate of incorporation and by-laws may delay or prevent an acquisition of us or a change in our management. These provisions include a classified board of directors, a prohibition on actions by written consent of our stockholders and the ability of our board of directors to issue preferred stock without stockholder approval. In addition, because we are incorporated in Delaware, we are governed by the provisions of Section 203 of the Delaware General Corporation Law, which limits the ability of stockholders owning in excess of 15% of our outstanding voting stock to merge or combine with us. Although we believe these provisions collectively provide for an opportunity to obtain greater value for stockholders by requiring potential acquirers to negotiate with our board of directors, they would apply even if an offer rejected by our board of directors was considered beneficial by some stockholders. In addition, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We do not intend to pay dividends on our common stock and, consequently, a stockholder’s ability to achieve a return on investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain any future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in the value of such shares. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

Future sales of our common stock may cause our stock price to decline.

Sales of a substantial number of shares of our common stock in the public market or the perception that these sales might occur, could significantly reduce the market price of our common stock and impair our ability to raise adequate capital through the sale of additional equity securities.

If our existing stockholders sell, or if the market believes our existing stockholders will sell, substantial amounts of our common stock in the public market, the trading price of our common stock could decline significantly.

As of September 30, 2012, there were:

■	4,332,769 shares issuable upon the exercise of stock options outstanding under our 2006 Stock Option and Award Plan and the 2010 Plan;

■	56,905 shares of restricted common stock subject to vesting; and

■	710,862 shares available for future issuance under the 2010 Plan.

Under the 2010 Plan, the shares reserved for issuance under the plan are automatically increased on an annual basis in accordance with a pre-determined formula. As a result, on January 1, 2012 and January 1, 2013, an additional 848,012 and 1,019,590 shares, respectively, were added to the aggregate number of shares reserved for future issuance under the 2010 Plan under the annual automatic share increase provision of the plan.

In addition, we have reserved 1,000,000 shares of common stock to be used exclusively for the grant of stock options to individuals who were not previously an employee or a non-employee director (or following a bona fide period of non-employment with us), as an inducement material to the individual’s entry into employment, other than as an executive officer, with us within the meaning of Rule 5635(c)(4) of the NASDAQ Listing Rules.

If additional shares are sold, or if it is perceived that they will be sold, in the public market, the price of our common stock could decline substantially.

Some of our existing stockholders have demand and piggyback rights to require us to register their shares of our common stock with the SEC. If we register these shares of common stock, the stockholders would be able to sell those shares freely in the public market.

We have registered approximately 6,000,000 shares of the common stock described above that are subject to outstanding stock options and reserved for issuance under our equity plans. These shares can be freely sold in the public market upon issuance, subject to vesting restrictions. We also plan to register the 1,000,000 shares in the inducement award program and the shares added to the plan on January 1, 2013 under the annual automatic share increase provision of the 2010 Plan.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $         million, or approximately $         million, if the underwriters exercise their option to purchase additional shares in full. We currently intend to use the net proceeds of this offering to fund activities directed at commercial launch of JUXTAPID in the U.S.; pursuing approval of our MAA submission with the EMA for lomitapide, and, if it is approved, commercial activities in the E.U.; expansion of operations in certain countries to pursue regulatory approval of lomitapide and to conduct sales on a named-patient-sales basis, where permitted; advancement of the clinical development of lomitapide; and business development activities; with any remainder to fund working capital, capital expenditures and for other general corporate purposes.

The amount and timing of actual expenditures for the purposes set forth above may vary based on several factors, and our management will retain broad discretion as to the ultimate allocation of the proceeds. Pending the application of the net proceeds from this offering, we expect to invest such proceeds in U.S. government securities and money market funds.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share and our pro forma net tangible book value per share after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding shares of our common stock.

Our net tangible book value as of September 30, 2012 was approximately $78.2 million, or $3.07 per share. After giving effect to the sale by us of                 shares of common stock offered by this prospectus supplement at a public offering price of $             per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2012 would have been approximately $             million, or $             per share. This represents an immediate increase in net tangible book value of $             per share to existing stockholders and an immediate dilution of $             per share to new investors purchasing our common stock in this offering. The following table illustrates the per share dilution:

Public offering price per share			$
Net tangible book value per share as of September 30, 2012		$3.07
Increase in net tangible book value per share after this offering	$

As adjusted net tangible book value per share as of September 30, 2012, after giving effect to this offering			$

Dilution per share to new investors in this offering			$

The information above assumes that the underwriters do not exercise their option to purchase additional shares. If the underwriters exercise their option in full, our as adjusted net tangible book value per share at September 30, 2012 after giving effect to this offering would have been $             per share, and the dilution in as adjusted net tangible book value per share to investors in this offering would have been $             per share. The above discussion and table are based on 25,468,619 shares of our common stock outstanding as of September 30, 2012, which does not include the following:

■	4,332,769 shares issuable upon the exercise of stock options outstanding as of September 30, 2012 with a weighted-average exercise price of $12.24 per share;

■	710,862 shares available for future issuance under our equity compensation plans as of September 30, 2012;

■	1,000,000 shares available for future issuance under our inducement new hire stock option award plan approved by our Compensation Committee on October 22, 2012;

■

1,019,590 shares available for future issuance under the 2010 Plan, which were added to the aggregate number of shares reserved for future issuance under the plan under the annual automatic share increase provision of the plan; and

■	56,905 shares of restricted common stock subject to vesting as of September 30, 2012.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement dated January     , 2013, between us, Jefferies & Company, Inc., J.P. Morgan Securities LLC and the other underwriters named in the table below, we have agreed to sell to the underwriters, and the underwriters have severally agreed to purchase from us, the shares of common stock indicated in the table below:

UNDERWRITER	NUMBER OF SHARES
Jefferies & Company, Inc.
J.P. Morgan Securities LLC

Total

Jefferies & Company, Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers of this offering and as representatives of the underwriters named above.

The underwriting agreement provides that the obligations of the several underwriters are subject to certain conditions precedent such as the receipt by the underwriters of officers’ certificates and legal opinions and approval of certain legal matters by their counsel. The underwriting agreement provides that the underwriters will purchase all of the shares if any of them are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters and certain of their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters have advised us that they currently intend to make a market in the common stock. However, the underwriters are not obligated to do so and may discontinue any market-making activities at any time without notice. No assurance can be given as to the liquidity of the trading market for the common stock.

The underwriters are offering the shares of common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

Commission and Expenses

The underwriters have advised us that they propose to offer the common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per share of common stock. The underwriters may allow, and certain dealers may reallow, a discount from the concession not in excess of $             per share of common stock to certain brokers and dealers. After the offering, the public offering price, concession and reallowance to dealers may be reduced by the representatives. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriters and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	PER SHARE		TOTAL
	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Proceeds to us, before expenses	$	$	$	$

We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $350,000.

The underwriters have agreed to reimburse the Company for its expenses incurred in the offering up to a maximum of $            , and if the underwriters’ option to purchase additional shares is exercised, $            .

Listing

Our shares of common stock are listed on the NASDAQ Global Select Market under the trading symbol “AEGR”.

Option to Purchase Additional Shares

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to an aggregate of                 additional shares of common stock at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions. If the underwriters exercise this option, each underwriter will be obligated, subject to specified conditions, to purchase a number of additional shares proportionate to that underwriter’s initial purchase commitment as indicated in the table above. This option may be exercised only if the underwriters sell more shares than the total number set forth on the cover page of this prospectus supplement.

No Sales of Similar Securities

We, our executive officers and our directors have agreed, subject to specified exceptions, not to, directly or indirectly, for a period of 90 days after the date of this prospectus supplement, without the prior written consent of Jefferies & Company, Inc. and J.P. Morgan Securities LLC:

■

offer, pledge, sell or contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for common stock;

■

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock, whether any such transaction described above is to be settled by delivery of our common stock or other securities, in cash or otherwise; or

■	publicly announce an intention to do any of the foregoing.

The restrictions described above do not apply to:

■	the sale of shares of our common stock to the underwriters pursuant to the underwriting agreement;

■

the issuance by us of shares of common stock upon the exercise of an option or warrant outstanding on the date of this prospectus supplement of which the underwriters have been advised in writing or that is described in this prospectus supplement or the documents incorporated by reference;

■

the grant by us of stock options or other stock-based awards, or the issuance of shares of common stock upon exercise thereof, to eligible participants pursuant to employee benefit or equity incentive plans described in this prospectus supplement or the documents incorporated by reference, provided that, prior to the grant of any such stock options or other stock-based awards that vest within the restricted period, each recipient of such grant shall sign and deliver a lock-up agreement agreeing to be subject to the restrictions on transfer described above;

■

transfers of shares of our common stock by security holders in connection with a merger, reorganization or consolidation of us with or into another entity, including through the purchase of our outstanding capital stock, pursuant to which our stockholders immediately prior to such transaction will own less than 50% of the surviving entity’s voting power after such transaction;

■	transactions by security holders relating to any shares of our common stock acquired from the underwriters in connection with this offering;

■	transactions by security holders relating to any shares of our common stock or other securities acquired in open market transactions after the closing of this offering;

■	transfers by security holders of shares of our common stock or other securities as a bona fide gift or by will or intestacy;

■

transfers by security holders of shares of our common stock or other securities to any trust for the direct or indirect benefit of the security holder or the immediate family of the security holder; or

■

transfers by distribution by security holders of shares of our common stock or other securities to partners, members, or shareholders of the security holder, provided that in the case of each of the preceding three types of transactions, the transfer does not involve a disposition for value and each transferee or distributee signs and delivers a lock-up agreement agreeing to be subject to the restrictions on transfer described above; and provided further, that in the case of each of the preceding five types of transactions, no filing or public disclosure reporting under the securities laws will be required or voluntarily made during the lock-up period.

The restrictions described above terminate after the close of trading of the shares of our common stock on and including the 90th day after the date of this prospectus supplement. However, subject to certain exceptions, in the event that either:

■	during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to us occurs, or

■	prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day restricted period,

then in either case the expiration of the 90-day restricted period will be extended until the expiration of the 18-day period beginning on the date of the issuance of an earnings release or the occurrence of the material news or event, as applicable, unless Jefferies & Company, Inc. and J.P. Morgan Securities LLC waive, in writing, such an extension.

Jefferies & Company, Inc. and J.P. Morgan Securities LLC may, in their sole discretion and at any time or from time to time before the termination of the 90-day period, without public notice, release all or any portion of the securities subject to lock-up agreements. There are no existing agreements between the underwriters and any of our shareholders who will execute a lock-up agreement, providing consent to the sale of shares prior to the expiration of the lock-up period.

Stabilization

The underwriters have advised us that, pursuant to Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), certain persons participating in the offering may engage in short sale transactions, stabilizing bids, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares of our common stock in this offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of our common stock on behalf of the underwriters for the purpose of fixing or maintaining the price of our common stock. A syndicate covering transaction is the bid for or the purchase of common stock on behalf of the underwriters to reduce a short position incurred by the underwriters in connection with the offering. Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriters to reclaim the selling concession otherwise accruing to a syndicate member in connection with the offering if the shares of our common stock originally sold by such syndicate member are purchased in a syndicate covering transaction and therefore have not been effectively placed by such syndicate member.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriters may also engage in passive market making transactions in our common stock on the NASDAQ Global Select Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

Affiliations

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and certain of their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

NOTICE TO INVESTORS

Australia

This prospectus is not a disclosure document for the purposes of the Corporations Act 2001 (Cth) of Australia (the “Corporations Act”) has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus in Australia:

a)	You confirm and warrant that you are either:

i.	“sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

ii.	“sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made; or

iii.	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor or professional investor under the Corporations Act any offer made to you under this prospectus is void and incapable of acceptance.

b)	You warrant and agree that you will not offer any of the shares issued to you pursuant to this prospectus for resale in Australia within 12 months of those shares being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

European Economic Area

In relation to each member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any common shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any common shares may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

a)	to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters or the underwriters nominated by us for any such offer; or

c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of common shares shall require us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer common shares to the public” in relation to the common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe to the common shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that such person is aware of the restriction on offers of the securities described in this prospectus and the relevant offering documents and is not acquiring, and has not been offered any securities in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended) (the “FIEL”) and the underwriters will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This Offering Memorandum has not been and will not be lodged or registered with the Monetary Authority of Singapore. Accordingly, this Offering Memorandum and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person as defined under Section 275(2), or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)	a corporation (which is not an accredited investor as defined under Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Offer Shares under Section 275 of the SFA except:

i.

to an institutional investor under Section 274 of the SFA or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions, specified in Section 275 of the SFA;

ii.	where no consideration is given for the transfer; or

iii.	where the transfer is by operation of law.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art.1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus nor any other offering or marketing material relating to the offering, us or our securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom who are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated (each such person being referred to as a “relevant person”).

This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom who is not a relevant person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the shares of common stock offered in this prospectus supplement is being passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. Covington  & Burling LLP, New York, New York, is counsel for the underwriters in connection with this offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011, and the effectiveness of our internal control over financial reporting as of December 31, 2011, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available on the website maintained by the SEC at http://www.sec.gov. We have included the SEC’s website address and our website address as inactive textual references only. Neither the contents of the SEC’s website or our website, nor any other website that may be accessed from such websites, is incorporated in or otherwise considered a part of this prospectus.

We have filed with the SEC a “shelf” registration statement on Form S-3, as amended, including exhibits thereto. This prospectus supplement and the accompanying prospectus which make up part of such registration statement do not contain all of the information in the registration statement. We have omitted parts of the registration statement from this prospectus supplement and the accompanying prospectus in accordance with the rules and regulations of the SEC. For more detail about us and any securities that may be offered by this prospectus supplement and the accompanying prospectus, you may obtain a copy of the registration statement on Form S-3 and the exhibits filed with it from the address or website set forth above.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC requires us to “incorporate” into this prospectus supplement information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the securities being offered pursuant to this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus omit certain information contained in that registration statement, as permitted by the SEC. You should refer to the registration statement, including the amendments and exhibits, for further information about us and the common stock being offered pursuant to this prospectus supplement. Statements in this prospectus supplement and the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. We incorporate by reference the documents listed below:

■	The description of our common stock contained in our Registration Statement on Form 8-A, filed October 21, 2010;

■	Our Annual Report on Form 10-K for the year ended December 31, 2011, filed March 15, 2012;

■

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2012, filed May 10, 2012, the quarter ended June 30, 2012, filed August 9, 2012 and the quarter ended September 30, 2012, filed November 9, 2012;

■	Our Current Reports on Form 8-K filed with the SEC on January 19, 2012, March 29, 2012, June 7, 2012, June 15, 2012, December 27, 2012, January 7, 2013 and January 10, 2013; and

■

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

A statement contained in a document incorporated by reference into this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, any future prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus supplement modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You should not assume that the information in this prospectus supplement or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus supplement or those documents.

You may request a copy of these documents, orally or in writing, which will be provided to you at no cost, by contacting:

Aegerion Pharmaceuticals, Inc.

101 Main Street, Suite 1850

Cambridge, Massachusetts 02142

(617) 500-7867

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

PROSPECTUS

AEGERION PHARMACEUTICALS, INC.

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Units

We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “AEGR.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 6 and the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 19, 2011.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate initial offering price of up to $125,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 1 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise requires, all references to “Aegerion,” “the Company,” “we,” “our,” “us” or “our company” in this prospectus refer to Aegerion Pharmaceuticals, Inc., a Delaware corporation.

WHERE YOU CAN FIND MORE INFORMATION

We post on our public website (www.aegerion.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

You can find, copy and inspect information we file with the SEC at the SEC’s public reference room, which is located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. You can also review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiary and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

The SEC requires us to “incorporate” into this prospectus information that we file with the SEC in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this prospectus. Information contained in this prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus automatically updates and supersedes previously filed information. We incorporate by reference the documents listed below:

•	Our Annual Report on Form 10-K for the year ended December 31, 2010;

•	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2011, the quarter ended June 30, 2011 and the quarter ended September 30, 2011; and

•

Our Current Reports on Form 8-K filed with the SEC on January 6, 2011, March 2, 2011, March 4, 2011, March 7, 2011, April 15, 2011, April 19, 2011, April 27, 2011, April 28, 2011, June 14, 2011, July 22, 2011, July 27, 2011, September 20, 2011, October 27, 2011, December 5, 2011 and December 7, 2011.

•

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

A statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any prospectus supplement or in any other subsequently filed document which is also incorporated in this prospectus modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

You may request a copy of these documents, orally or in writing, which will be provided to you at no cost, by contacting:

Aegerion Pharmaceuticals, Inc.

101 Main Street, Ste 1850

Cambridge, Massachusetts 02142

(617) 500-7867

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, or the PSLRA, and are made pursuant to the safe harbors of the PSLRA. All statements, other than statements of historical facts, contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans and objectives of management, are forward-looking statements. We generally identify forward-looking statements by terminology such as “may,” “will,” “would,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these identifying words.

The forward-looking statements contained in this prospectus include, among other things, statements about:

•	our expectations related to the use of proceeds;

•	the progress and timing of our development and commercialization activities;

•

the timing and conduct of our clinical trials for our lead compound, lomitapide and the related timing of our NDA and MAA submissions seeking marketing approval in the United States and European Union, respectively;

•	our ability to obtain U.S. and foreign marketing approval for lomitapide and the ability of lomitapide to meet existing or future regulatory standards;

•	the potential benefits and effectiveness of lomitapide;

•	the accuracy of our estimates of the size and characteristics of the markets that may be addressed by lomitapide;

•	our ability to timely manufacture sufficient amounts of lomitapide for clinical trials and commercialization activities;

•	our ability to recruit a sales and marketing team for the commercialization of lomitapide once marketing approval has been obtained;

•	our potential need for additional capital to fund operations and develop our product candidates;

•	risks associated with undesirable side effects experienced by some patients in clinical trials for our product candidates;

•	risks associated with our intellectual property rights and the extent to which such intellectual property rights protect our product candidates;

•	risks associated with our plan to apply for an ATU for lomitapide in France;

•	risks associated with difficulty in setting a market price for lomitapide;

•	risks associated with unfavorable results in our ongoing clinical trials of lomitapide;

•	risks associated with delayed or failed clinical trials of lomitapide; and

•	risks associated with volatility in our stock price as a recently public company.

We have based these forward-looking statements largely on our current plans, intentions, expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations described in the forward-looking statements that we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements that we make. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified timeframe, or at all. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. We do not assume any obligation to update any forward-looking statements.

ABOUT AEGERION PHARMACEUTICALS, INC.

We are an emerging biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat severe lipid disorders. Lipids are naturally occurring molecules, such as cholesterol and triglycerides, which are transported in the blood. Elevated levels of cholesterol, or hypercholesterolemia, and elevated levels of triglycerides, or hypertriglyceridemia, can dramatically increase the risk of experiencing a potentially life threatening cardiovascular event, such as a heart attack or stroke in the case of hypercholesterolemia or pancreatitis in the case of hypertriglyceridemia. Our lead compound, lomitapide, is a microsomal triglyceride transfer protein inhibitor, or MTP-I, which limits secretion of cholesterol and triglycerides from the intestines and the liver, the main sources of lipids in the body. We are initially developing lomitapide, as an oral, once-a-day treatment for patients with a rare inherited lipid disorder called homozygous familial hypercholesterolemia, or HoFH. These patients are at very high risk of experiencing life threatening cardiovascular events as a result of extremely elevated cholesterol levels in the blood, and as a result, have a substantially reduced life span relative to unaffected individuals. We also plan to develop lomitapide for the treatment of patients with a rare genetic lipid disorder called familial chylomicronemia, or FC. Patients with FC have extremely high levels of triglycerides, or TGs, and, as a result, typically experience recurrent episodes of acute pancreatitis and other serious conditions.

We are currently evaluating lomitapide in a pivotal Phase III clinical trial for the treatment of patients with HoFH. On May 31, 2011, we announced the results of this trial, through 56 weeks of treatment. In October 2011, the last patient enrolled in the study completed the 78-week treatment period and the trial concluded. We believe based on our prior discussions with the U.S. Food and Drug Administration, or FDA, that these results together with the data from previous clinical trials of lomitapide demonstrate sufficient long-term safety and efficacy to support the submission of our New Drug Application, or NDA, for lomitapide. We refer to the week 56 results as our Filing Data, and we will later supplement the Filing Data with data reflecting the full 78-week trial duration. Before we can submit an NDA, we must complete additional clinical and non-clinical studies to assess various other aspects of lomitapide. On June 15, 2011, we met with the FDA, which informed us that it is not opposed to our submitting our NDA based on the Filing Data. In September 2011, we met with the European Medicines Agency, or EMA which also indicated that it is not opposed to our submitting our Marketing Authorization Application, or MAA, based on the Filing Data. We plan to submit our NDA to the FDA and our MAA, to the EMA, before the end of the first quarter of 2012.

Assuming we obtain approval, in anticipation of our commercial launch of lomitapide initially in the United States and European Union, we plan to recruit a team comprised of sales representatives and medical education specialists who are experienced in marketing drugs for the treatment of rare, often genetic, disorders. We initially plan to hire a medical education, marketing and sales force of approximately 15 people in the United States and approximately 18 people in the European Union. We also are evaluating other markets to determine other geographies where we will commercialize lomitapide, either alone or in partnership with others.

In addition to HoFH, we are also in the process of developing a protocol for a Phase III clinical trial of lomitapide for the treatment of adult patients with a severe genetic form of elevated triglycerides, or hypertriglyceridemia, called familial chylomicronemia, or FC. We intend to commence this trial in 2012. In October 2010, the EMA granted lomitapide orphan drug designation for the treatment of FC. In March 2011, the FDA also granted lomitapide orphan drug designation for this indication. In October 2007, the FDA granted lomitapide orphan drug status for the treatment of HoFH.

Corporate Information

We were incorporated in February 2005 under the laws of the State of Delaware. Our website address is www.aegerion.com. The information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus and is not part of this prospectus. We have included our website address as an inactive textual reference only. Aegerion is a registered trademark of Aegerion Pharmaceuticals, Inc. in the United States and a trademark in other countries. This prospectus also includes other trademarks of Aegerion Pharmaceuticals, Inc. and other persons.

Our common stock is listed on the NASDAQ Global Market under the symbol “AEGR.” Our principal executive offices are located at 101 Main Street, Ste 1850, Cambridge, Massachusetts 02142. Our telephone number is (617) 500-7867.

RISK FACTORS

Investing in our securities involves a high degree of risk. Please see the risk factors under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, on file with the SEC, which are incorporated by reference into this prospectus. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth, for each of the periods presented, our consolidated ratios of earnings to fixed charges. You should read this table in conjunction with the consolidated financial statements and notes incorporated by reference in this prospectus.

	Nine Months Ended September 30, 2011	Fiscal Year Ended
		December 31, 2010	December 31, 2009	December 31, 2008	December 31, 2007	December 31, 2006

Consolidated ratio of earnings to fixed charges	N/A	N/A	N/A	N/A	N/A	N/A

For purposes of calculating the ratio above, earnings consist of income before income taxes plus fixed charges. Fixed charges include interest expense, non-cash interest expense, and an estimate of the interest expense within rental expense.

We did not record earnings for the nine months ended September 30, 2011 or for any of the years ended December 31, 2010, 2009, 2008, 2007 and 2006. Accordingly, our earnings were insufficient to cover fixed charges in such periods and we are unable to disclose a ratio of earnings to fixed charges for such periods. The dollar amount of the deficiency in earnings available for fixed charges for the nine months ended September 30, 2011 and the years ended December 31, 2010, 2009, 2008, 2007 and 2006 was approximately $25,558,000, $16,047,000, $12,196,000, $25,035,000, $20,194,000 and $6,168,000, respectively.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes, including repayment and refinancing of debt, working capital and capital expenditures, research and development expenses, including clinical trial costs, general and administrative expenses, or investment in technologies, products or assets that complement our business. We may temporarily invest the net proceeds in investment-grade and U.S. government interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DILUTION

If there is a material dilution of the purchasers’ equity interest from the sale of common equity securities offered under this prospectus, we will set forth in any prospectus supplement the following information regarding any such material dilution of the equity interests of purchasers purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our fourth amended and restated certificate of incorporation, or Charter, and amended and restated by-laws, or By-laws, are summaries and are qualified by reference to our Charter and our By-laws, which are incorporated by reference into the registration statement, of which this prospectus forms a part, and to applicable provisions of the Delaware General Corporation Law.

Our authorized capital stock consists of 125,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, all of which preferred stock are undesignated.

Common Stock

On November 14, 2011, we had 21,195,404 shares of common stock outstanding and approximately 415 stockholders of record.

General Terms. The holders of our common stock are entitled to one vote for each share held on all matters properly submitted to a vote of the stockholders. The holders of our common stock do not have any cumulative voting rights. The holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors, subject to any preferential dividend rights of any outstanding preferred stock.

In the event of our liquidation, dissolution, or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities, subject to the prior rights of any outstanding preferred stock. The holders of our common stock have no preemptive, subscription, redemption or conversion rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designated in the future.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Registrar and Transfer Company.

NASDAQ Global Market. Our common stock is listed for quotation on the NASDAQ Global Market under the symbol “AEGR.”

Preferred Stock

Terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock and in any related free writing prospectus that we may authorized to be distributed to purchasers. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below are not complete.

As of the date of this prospectus, no shares of our preferred stock were outstanding.

General Terms. Our board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying, deferring or preventing a change in control and could harm the market price of our common stock.

Our board of directors will make the determination to issue such shares based on its judgment as to our best interests and the best interests of our stockholders.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

•

the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

•	any conversion provisions;

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock;

The preferred stock offered by this prospectus will, when issued not have, or be subject to, any preemptive or similar rights. The preferred stock will, when issued, be fully paid and nonassessable.

Transfer Agent and Registrar. The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

Effects of Authorized but Unissued Stock

Authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the NASDAQ Global Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects

Our Board of Directors. We currently have six directors and the authorized size of our board of directors is six. Our board of directors is divided into three classes with members of each class serving for staggered three-year terms. Our By-laws provide that any vacancies in our board of directors and newly created directorships may be filled only by our board of directors and that the authorized number of directors may be changed only by our board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes, so that, as nearly as possible, each class will consist of one-third of the total number of directors. These provisions of our By-laws and the classification of the board of directors may have the effect of delaying or preventing changes in the control or management of Aegerion.

Removal of Directors by Stockholders. Members of our board of directors may be removed from office at any time with cause by the affirmative vote of the holders of at least 75% of the outstanding shares entitled to vote at an election of directors.

Stockholder Nomination of Directors. Our By-laws provide that a stockholder must notify us in writing of any stockholder nomination of a director not earlier than the close of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the preceding year’s annual meeting; provided, that, in the case of the annual meeting of stockholders to be held in any year except 2011, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. Our By-laws also provide that, subject to certain limitations, if a stockholder (or a qualified representative of the stockholder) does not appear at a meeting of stockholders to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by us.

No Action By Written Consent. Our Charter and our By-laws provide that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.

Delaware Law. We are subject to Section 203 of the Delaware General Corporation Law. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless either the interested stockholder attained such status with the approval of our board of directors, the business combination is approved by our board of directors and stockholders in a prescribed manner or the interested stockholder acquired at least 85% of our outstanding voting stock in the transaction in which it became an interested stockholder. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person. This provision may discourage or prevent unsolicited tender offers for our outstanding common stock.

Super-Majority Voting. The Delaware General Corporation Law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our By-laws may be amended or repealed by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our Charter described in this paragraph.

Directors’ Liability

Our Charter limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law. Our Charter provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty or other duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for voting or assenting to unlawful payments of dividends or other distributions; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act or failure to act, or any cause of action, suit or claim that would accrue or arise prior to any amendment or repeal or adoption of an inconsistent provision. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law. In addition, our Charter provides that we must indemnify our directors and officers and we must advance expenses, including attorneys’ fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered.

We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “—Certain Terms of the Subordinated Debt Securities—Subordination.”

The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

•	the title and type of the debt securities;

•	whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

•	the aggregate principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•	the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

•

the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

•	the right, if any, to extend the interest payment periods and the duration of that extension;

•	the manner of paying principal and interest and the place or places where principal and interest will be payable;

•	provisions for a sinking fund, purchase fund or other analogous fund, if any;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•

the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•	any conversion or exchange features of the debt securities;

•	whether and upon what terms the debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indenture;

•	whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•	whether the series of debt securities will be guaranteed as to payment or performance;

•	any special tax implications of the debt securities; and

•	any other material terms of the debt securities.

We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.

Certain Terms of the Senior Debt Securities

Covenants. Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

Consolidation, Merger and Sale of Assets. Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the senior indenture);

•	the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

No Protection in the Event of a Change in Control. Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

Events of Default. The following are events of default under the senior indenture for any series of senior debt securities:

•

failure to pay principal or premium on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

•	failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

•

default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

•	certain events of bankruptcy or insolvency, whether or not voluntary; and

•	any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

The default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of, premium, if any, on and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of, premium, if any, on and accrued interest on each series of senior debt securities then outstanding shall become immediately due and payable.

Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of, premium, if any, on or interest on such senior debt securities. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

•	the holder gives the trustee written notice of a continuing event of default;

•	the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

•	the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

•	the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

•	during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of, premium, if any, on and interest on such senior debt security, or to bring suit for the enforcement of any such payment, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

Satisfaction and Discharge. We can satisfy and discharge our obligations to holders of any series of debt securities if:

•	we pay or cause to be paid, as and when due and payable, the principal of, premium, if any, and any interest on all senior debt securities of such series outstanding under the senior indenture; or

•

all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal, any premium and any other payments on the debt securities of that series on their various due dates.

Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back a holder’s debt securities and gave such holder his or her share of the cash and debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the debt securities such holder gives back to us. Holders of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

Defeasance. Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of senior debt securities issued under the senior indenture.

Legal Defeasance. We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:

•

We deposit in trust for a holder’s benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal, any premium and any other payments on the senior debt securities of that series on their various due dates.

•

There is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing any holder to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back any holder’s senior debt securities and gave such holder his or her share of the cash and senior debt securities or bonds deposited in trust. In that event, such holder could recognize gain or loss on the senior debt securities such holder gives back to us.

•	We deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the senior debt securities. Such holders could not look to us for repayment in the event of any shortfall.

Covenant Defeasance. Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the senior debt securities (called “covenant defeasance”). In that event, holders would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the senior debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

•

We must deposit in trust for any holder’s benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal, any premium and any other payments on the senior debt securities of that series on their various due dates.

•

We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing any holder to be taxed on the senior debt securities any differently than if we did not make the deposit and instead repaid the senior debt securities ourselves when due.

If we accomplish covenant defeasance, as described above, holders can still look to us for repayment of the senior debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the senior debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, holders may not be able to obtain payment of the shortfall.

Modification and Waiver. We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

•	to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

•	to evidence the succession of another corporation, and the assumption by such successor corporation of our covenants, agreements and obligations under the senior indenture;

•

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

•

to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

•	to provide for or add guarantors with respect to the senior debt securities of any series;

•	to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

•

to evidence and provide for the acceptance of appointment hereunder by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

•	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

•	to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

•	to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

•	extends the final maturity of any senior debt securities of such series;

•	reduces the principal amount of, or premium, if any, on any senior debt securities of such series;

•	reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

•	reduces the amount payable upon the redemption of any senior debt securities of such series;

•	changes the currency of payment of principal of, or premium, if any, or interest on, any senior debt securities of such series;

•	reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

•	waives a default in the payment of principal of, or premium, if any, or interest on the senior debt securities;

•

changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

•

modifies any of the provisions for these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

•

reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

No Personal Liability of Incorporators, Stockholders, Officers, Directors. The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

Concerning the Trustee. The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

We may have normal banking relationships with the senior trustee in the ordinary course of business.

Unclaimed Funds. All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law. The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

Subordination. The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of, or premium, if any, on or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of, or premium, if any, on and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

•	all of the indebtedness of that person for money borrowed;

•	all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

•	all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

•	all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

•

all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF WARRANTS

As of November 14, 2011, 107,779 shares of our common stock were issuable upon the exercise of our outstanding warrants.

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to purchasers summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement that describes the terms of the series of warrants we are offering, and any supplemental agreements, before the issuance of the related series of warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and any supplemental agreements applicable to a particular series of warrants. We urge purchasers to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses and the complete warrant agreement and any supplemental agreements that contain the terms of the warrants.

General

We may issue warrants to purchase common stock, preferred stock or one or more debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock or one or more debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants.

We will specify in a prospectus supplement the terms of the series of warrants, including, if applicable, the following:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if a holder may not continuously exercise the warrants throughout that period, the specific date or dates on which such holder may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and, the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, on or interest on, the debt securities purchasable upon exercise of the warrants or to enforce covenants in the applicable indenture; or

•

in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Debt Securities” will apply to each warrant, as applicable, and to any common stock, preferred stock or debt security included in each warrant, as applicable

Warrant Agent

We may enter into a warrant agreement with a warrant agent. We will indicate the name, address and other information regarding the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder or any warrant. A single bank or trust company may act as a warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements and in any related free writing prospectuses that we may authorize to be distributed to purchasers summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge purchasers to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, or warrants, for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

We may issue units in such amounts and in such numbers of distinct series as we determine.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security or warrant included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

FORMS OF SECURITIES

General

Each debt security, unit and warrant will be represented either by a certificate issued in definitive form to a particular purchaser or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each purchaser’s beneficial ownership of the securities through an account maintained by the purchaser with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

We may issue the registered debt securities, units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair such purchasers’ abilities to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, unit agreement or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, on and interest payments on debt securities, and any payments to holders with respect to warrants, or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the applicable prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act of 1933, as amended, or the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for a holder’s securities may be more than three scheduled business days after the trade date for such holder’s securities. Accordingly, in such a case, if such holder wishes to trade securities on any date prior to the third business day before the original issue date for such holder’s securities, such holder will be required, by virtue of the fact that such holder’s securities initially are expected to settle in more than three scheduled business days after the trade date for such holder’s securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2010, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst  & Young LLP’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters, including the legality of the securities offered, will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

                     Shares

Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Jefferies

J.P. Morgan

                , 2013